CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE
BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

                                                                 Exhibit 10.4.30

                          KLP LEASE AND AGREEMENT (059)

                                    (3/1/81)

                                TABLE OF CONTENTS

     SECTION              SUBJECT                                           PAGE
     -------              -------                                           ----

         1                State Lease                                         2
         2                Demise                                              2
         3                Term                                                8
         4                Pooling Agreement                                  12
         5                Annual Rental                                      24
         6                Royalty                                            26
         7                Right to Construct Facilities                      35
         8                Surface Usage and Operations                       37
         9                Arbitration                                        51
        10                Restoration                                        53
        11                Insurance and Liability                            53
        12                Removal of Equipment                               55
        13                Inspection                                         55
        14                Violation of Terms and Conditions                  56
        15                Non-Waiver Clause                                  57
        16                Compliance With Laws                               57
        17                Right of Surrender                                 58
        18                Title                                              61
        19                Taxes                                              62
        20                Assignment                                         63
        21                Consent or Approval of State of Hawaii             67
        22                Force Majeure                                      67
        23                Destruction of Facilities                          69
        24                Compliance With Provisions of State Lease          70
        25                Renewal or Extension of State Lease                70
        26                Archaeological Studies                             72
        27                Most Favored Nations Clause                        73
        28                Notice                                             75
        29                Savings Clause                                     76
        30                Definitions                                        77
        31                Applicability                                      79
        32                Restructuring                                      79
        33.               Confidentiality                                    80
        34                Further Documents                                  80
        35                Amendments                                         80
        36                Expenses of Lessor and Lessee                      81
        37                Joint and Several Liability                        82
        38                Service of Process and Applicable Law              82

      Lease No. ______________

                               LEASE AND AGREEMENT

              THIS LEASE AND AGREEMENT, made and entered into as of this 1st day of March, 1981, by and between the KAPOHO LAND PARTNERSHIP, a Hawaii Limited
Partnership, whose place of business and post-office address is P.O. Box 374,
Hilo, Hawaii, Sublessor, hereinafter referred to as "Lessor", and DILLINGHAM
CORPORATION, a Hawaii corporation, whose business and post office address is Ala
Moana Building, 1441 Kapiolani Boulevard, Honolulu, Hawaii 96814, and THERMAL
POWER COMPANY, a California corporation, whose business and post office address is 601 California Street, San Francisco, California 94108, Sublessee,
hereinafter referred to as "Lessee".

              WHEREAS, KAPOHO LAND AND DEVELOPMENT CO, LTD., a Hawaii
corporation hereinafter referred to as "KLDC," is the fee simple owner of the land described in Exhibit "A" attached hereto; and

              WHEREAS, KLDC has leased said land to Lessor by instrument dated
March 1, 1981, a short form of which is recorded in the Bureau of Conveyances of the State of Hawaii in Liber 16267, Page 466; and

              WHEREAS, KLDC agrees and consents to this lease and agreement between the parties hereto and all of the covenants, conditions, terms and provisions hereof; and

              WHEREAS, the parties acknowledge that ownership of the geothermal resource, or Leased Substances as herein defined, is the subject of dispute between Lessor and the State of Hawaii, resulting in a cloud on the title to
Leased Substances; and

              WHEREAS, Lessor has made application to the State of Hawaii for a geothermal lease and is making this sublease for the purpose of encouraging early development of the geothermal resource and to permit Lessee to pay rents and royalties to the State of Hawaii as provided herein pending a final determination of the ownership of the Leased Substances as between the State of
Hawaii and Lessor; and

              WHEREAS, the parties have agreed to enter into a sublease
(hereinafter "lease") on the following terms and conditions:

              1.  STATE LEASE

              Lessor has made application to the State of Hawaii for a lease of the geothermal resources (hereinafter defined as Leased Substances) underlying the land which is the subject of this lease. Lessor has made such application without any prejudice to its right to contest the State's title to such geothermal resources in order to allow the commercial development thereof to proceed without awaiting a resolution of the ownership of the resource. Pending resolution of the question of ownership of the resource (whether such resolution occurs by negotiated agreement, by final judicial determination or otherwise)
between Lessor and the State this lease shall be considered a sublease of
Lessor's rights to the resource which it will hold under a lease from the State.

                                       1

              In the event that, during the term of this lease, it should be finally determined (whether by binding agreement, by final judicial determination or otherwise) that Lessor is the owner of the geothermal resources which are the subject of this lease then the State lease shall thereafter be null and void and this lease shall be the sole lease governing the rights and obligations of the parties hereto but, in accordance with the provisions of paragraph 6H hereof, Lessor shall succeed to the State's rights to the rents, royalties and other monetary considerations provided in the State lease.

                                   WITNESSETH:

              2.  DEMISE

              Subject to the terms and conditions of this lease, Lessor, for and in consideration of *** Dollars ($***) in hand paid to Lessor by Lessee, the rentals provided for herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and in consideration of the covenants and conditions hereinafter contained by Lessee to be kept and performed, by these presents does lease and let to Lessee upon and subject to the reservations, covenants and conditions hereinafter set forth the right to develop Leased Substances in and under all that certain land (herein sometimes referred to as the "Leased Land") situate in the County of Hawaii, State of
Hawaii, and more particularly described in Exhibit "A" attached hereto and made a part hereof for all purposes, (containing approximately 815 acres, whether there be more or less) with the sole and exclusive right to Lessee to explore for (by such methods as Lessee may desire which are not inconsistent with the terms and conditions of this lease), drill for, produce, extract, take, remove, use and sell Hot Water, Steam and Thermal Energy and Extractable Minerals from and under the Leased Land, and to store, utilize, process, convert, sell and otherwise treat such Hot Water, Steam and Thermal Energy and Extractable
Minerals upon the Leased Land, and to extract any Extractable Minerals from and under the Leased Land, and to inject or reinject fluids from any source for the purposes of production, reservoir maintenance, subsidence prevention, and similar operations requirements all on or from and under the Leased Land, with the right of entry on the Leased Land and use and occupancy thereof at all times for said purposes and the furtherance thereof, including the right to construct, use and maintain thereon and to remove therefrom structures, facilities, installations, roads, ponds, water wells, pipelines, utility lines, power and transmission lines, together with the license to use existing roads, ponds and ditches on the Leased Land as are necessary or desirable for the exploration, operation, development and marketing of Leased Substances on and under the
Leased Land, and the transportation, processing, and utilization of Hot Water,
Steam, Thermal Energy and Extractable Minerals in generating and treatment facilities, and if Lessee is not in default and this lease should terminate because of inability to produce Leased Substances then Lessor demises to Lessee, subject to the provisions of this lease, a license for the continued use and enjoyment of those roads, ponds, pipelines, utility lines, power and transmission lines, facilities and installations as are being used at the time of such termination for so long as such roads, ponds, pipelines, utility lines, power and transmission lines, facilities and installations are being used by
Lessee, its successors and assigns for geothermal operations on lands in the vicinity of the leased Land, all such rights herein granted Lessee being specifically subject to paragraph 8 and other provisions of this lease. Subject to the reservations of use made by Lessor as set forth herein and the provisions of this lease, the possession by Lessee of the Leased Land shall be sole and exclusive for the purposes hereof and

*** Confidential material redacted and filed separately with the Commission.

                                       2

for the purposes incident or related thereto, provided, however, that Lessee shall not unreasonably interfere with Lessor's reserved rights, and further provided that Lessor reserves the right to use and occupy the Leased Land, and to lease and otherwise deal with the same, without unreasonable interference with Lessee's rights created hereunder, for commercial, industrial, mining, agriculture, stock raising, urban and residential purposes, including the development of industrial parks and complexes, which may but need not be related to utilization of Leased Substances, and for the extraction and utilization of minerals lying on the surface of or in vein deposits on or in the Leased Land, and for the extraction of helium, oil, natural hydrocarbon gas and other hydrocarbon substances, and for any and all uses other than the use and rights permitted to Lessee hereunder, all of which Lessor reserves exclusively for itself

              The parties recognize that the surface of the Leased Land is now utilized for agricultural, residential and stock raising purposes. In order to assure Lessee the use of that portion of the surface of the Leased Land which is reasonably required for the exploration, operation, development, and marketing of Leased Substances or power produced therefrom, and performance of other lease operations hereunder, and at the same time to reserve to Lessor and its tenants the maximum retention and utilization of the surface for mining, agriculture, stock raising, urban, commercial, residential and industrial purposes, including the development of industrial parks, and for similar purposes consonant with
Lessor's present and intended operations and uses and Lessee's operations hereunder, each party commits itself to a cooperative course of action under which Lessee will conduct its operations in a prudent and workmanlike manner in compliance with the terms and conditions of this lease and of the requirements of the geothermal lease or leases entered into between Lessor and the State of
Hawaii and in a manner that will cause minimum interference with Lessor's reserved rights and rights of its tenants. Lessee and Lessor shall consult with each other concerning each party's respective operations. Lessee shall comply with all restrictions on Lessee's use of the surface and in particular the requirements of paragraph 8.

              Provided that this lease has not been surrendered or otherwise terminated, within ten (10) years after the commencement of this lease, Lessee shall submit to Lessor a written plan for the development of Leased Substances on the Leased Land showing the general location of all the necessary facilities.
Lessee's development plan shall be regarded as informational and non-binding.
Lessee will revise and update its development plan at three-year intervals thereafter. Within twenty-five (25) years after the commencement of this lease,
Lessee agrees to submit an updated final development plan which shall show the specific locations and surface land areas of all future facilities, in addition to then existing facilities, on the leased Land, necessary to develop Leased
Substances thereunder to the fullest extent economically practicable. Upon approval of said final development plan, which shall be made pursuant to the provisions of paragraph 8, such plan shall be binding upon both parties hereto, and Lessee shall execute and deliver to Lessor an appropriate document or documents quitclaiming or otherwise surrendering all of its right, title and interest in and to all remaining portions of the surface of the Leased Land which are not shown as necessary for Lessee's facilities as shown on the final development plan. Notwithstanding such surrender and final development plan,
Lessor and Lessee shall continue to recognize the mutual needs and concerns of the other party as to their further surface development plans, if any, and each party shall attempt to accommodate reasonable requests by the other party for use of surface areas within areas shown in the final development plan on the one hand and within areas surrendered by Lessee on the other. In the event that
Lessee's final

                                       3

development plan makes no provision for an area or areas because the development requirements are still not known with certainty, Lessee shall identify such area(s) and Lessor may waive surrender of such area(s) if Lessor does not itself have firm development plans for such area(s).

              If at any time prior to Lessor's approval of the final development plan, Lessor determines that it is desirable to develop all or any part of the
Leased Land for the uses reserved to it which are different from the then use of the Leased Land, Lessor will give written notice to Lessee, including in such notice the location, scope and general plan of the proposed development. In this respect, it is understood that Lessor will not propose a development plan which is unreasonably prejudicial to Lessee's future development of the Leased
Substances, and that Lessee will not unreasonably withhold its consent to the development plan proposed by Lessor. When preparing this plan, Lessor will take into account any development, plan or plans that have already been Submitted by
Lessee to Lessor, together with any information that has been shared between
Lessor and Lessee with respect to possible resource locations. Within thirty
(30) days of Lessor's notice, Lessee shall respond either agreeing to Lessor's proposals or proposing modifications to such plan which are reasonably designed to facilitate the present and future development plans of both parties. If
Lessee fails to respond or responds agreeing to Lessor's proposals, Lessor may thereafter proceed with its proposed development. In the event that modifications to Lessor's plans are proposed by Lessee, Lessor will endeavor to accommodate these modifications and the parties will meet to try to resolve any conflict. If no agreement can be reached within sixty (60) days of Lessor's receipt of Lessee's modifications, the matter shall be submitted to arbitration for final determination, bearing in mind that the basic premise is that Lessor and Lessee cannot unreasonably interfere with the rights of the other herein set forth. After such determination has been made, whether by agreement of the parties or by arbitration, all surface rights, except those expressly reserved to Lessee for development of Leased Substances, shall be quitclaimed to Lessor by Lessee.

              This case is made subject to the covenants, conditions, rights, rights-of-way, easements and encumbrances now of record or shown in Exhibit "B"
attached hereto and made a part hereof, and to unrecorded easements which have been acquired by prescription, right-of-entry, custom and usage or otherwise for public utilities, roads, highways, such reservation in favor of the State of
Hawaii of mineral and metallic mines as there may be, and any claims based on native rights including roads and trails. Subject to the foregoing, the Leased
Land may include any other rights of Lessor presently owned in and under roads, ditches, and rights-of-way traversing or adjacent to the Leased Land as Lessee may request and Lessor may approve.

              This lease is made expressly subject to the terms and conditions of the lease between KLDC, as Lessor, and Kapoho Land Partnership, as Lessee,
the geothermal lease or leases granted by the State of Hawaii, ("State Lease")
an application for which has been made to the State of Hawaii, as Lessor, and by the Kapoho Land Partnership, as Lessee, and is subject to any agricultural lease or leases heretofore entered into between KLDC or Lessor and any tenant with respect to all or any part of the Leased Land. A schedule of current outstanding leases, utility easements and leases, and other similar encumbrances is shown on
Exhibit "B" since such leases and encumbrances are generally not recorded.

                                       4

              3.  TERM

              This lease shall be for a Primary Term of five (5) years from and after the date hereof, provided that Lessee shall immediately after commencement of said Primary Term diligently proceed to obtain such governmental permits and approvals as may be necessary to commence drilling operations and as soon as reasonably practicable after obtaining said permits and approvals, shall commence to drill a bonafide exploration well, on the Pooled Lands (as hereinafter defined in paragraph 4) with equipment sufficient and in a manner designed to establish Commercial production and drill with due diligence to a depth sufficient to test for the presence of Leased Substances in Commercial quantities, and further provided that if prior to the expiration of the Primary
Term, Lessee has not completed one or more wells on the Pooled Lands that is producing or capable of producing Hot Water, Steam or Thermal Energy of
Sufficient Power Potential and/or Extractable Minerals in Commercial quantities, then in order to keep this lease in effect after the end of the Primary Term,
Lessee must conduct Continuous Drilling Or Reworking Operations on the Pooled
Lands until Commercial production or the capability of production is established. If Lessee complies with the foregoing, this lease shill continue for an Additional Term of four (4) years, provided that during such Additional
Term Lessee shall establish Commercial production on the Pooled Lands (if such has not already been established during the Primary Term) and shall enter into a bonafide arms length contract for the sale of Leased Substances, or power derived therefrom, and shall commence within the Additional Term the sale and delivery of Leased Substances or power derived therefrom. Lessee shall not be in default by reason of failure to commence delivery of Leased Substances before the expiration of the additional term if such failure arises because of contractual conditions which delay such delivery beyond the additional term. In such event the additional term shall be extended for a period of time equal to the period of such delay, but not exceeding ten (10) years.

              If Lessee complies with the foregoing during the Additional Term, this lease shall continue for so long thereafter as Leased Substances, or any of them, be derived or produced in Commercial quantities from the Pooled Lands, and for so long, as well, as Lessee is prevented from producing same, or the obligations of Lessee hereunder are suspended for the causes herein set forth, and/or for so long as Continuous Drilling Or Reworking Operations as herein defined are diligently prosecuted by Lessee but, subject to the provisions of paragraph 25 hereof, not to exceed a total of sixty-five (65) years from the date of the State Lease. As a further condition of this lease, Lessee must develop the Pooled Lands with due diligence, taking into consideration good geothermal exploration and development practices, and in connection therewith
Lessee shall furnish to Lessor's designated consultant, as reasonably requested by Lessor, evidence of Lessee's diligence and basis of determination of the capability of production of Sufficient Power Potential and/or Extractable
Minerals in Commercial quantities.

              If at any time (after the expiration of the Primary Term or
Additional Term) the production of all Leased Substances from the Pooled Lands ceases for any cause other than the default of Lessee, this lease shall nevertheless remain in full force and effect for an additional period of one (1)
year from cessation and thereafter if and so long as Lessee commences and continues diligently and in good faith the steps, operations or procedures to cause a resumption of such production (either through the existing wells or the drilling of new wells) until such production be resumed.

                                       5

              Anything herein to the contrary notwithstanding, Lessee shall satisfy the drilling requirements as to the Leased Land imposed by the State
Lease and State Geothermal Regulations and unless such drilling, requirements are met this lease shall terminate.

              Notwithstanding the foregoing provisions, Lessee shall within two
(2) years after the date hereof, commence drilling a well which, if successful, would be capable of producing Leased Substances in Commercial quantities on the
Pooled Lands and unless such well is commenced within such time, this lease shall terminate.

              Lessee shall drill on the Pooled Lands prior to drilling elsewhere in the Puma District unless Lessee has determined to drill off the Pooled Lands based on an overall consideration of sound engineering, geological, economic and exploratory reasons (but excluding any consideration of royalty rates and other monetary terms of other leases which are more favorable to Lessee than those provided in this lease). If Lessee drills a well or wells off the Pooled Lands prior to drilling a well on the Leased Land, then Lessee hereby agrees to pay
Lessor, in addition to the royalties provided under paragraph 6 hereof, an overriding royalty of one percent (1%) of the gross proceeds derived from the sale or use of Leased Substances from all such wells drilled off the Pooled
Lands. Such overriding royalty shall cease when Lessee has completed a well on the Leased Land, which either: (i) reaches a depth of 7,500 feet, or (ii)
achieves earlier Commercial production, or (iii) is earlier plugged and abandoned for technical or economic reasons and Lessee has spent $1,500,000 thereon.

              Notwithstanding the foregoing, Lessee agrees that if any
geothermal wells are drilled by Lessee which have a well-bore producing interval within 750 feet of the boundary line of the Pooled Lands and such well(s) are producing Leased Substances and draining Leased Substances from under the Pooled
Lands, Lessee will at its option either drill an offsetting well or wells on the
Pooled Lands at the earliest possible time a permit therefor can be obtained, subject to compliance with any applicable well spacing requirements of the State law or regulations, or will negotiate with the owners of the Pooled Lands and agree on compensation for such drainage. If the parties are unable to agree the matter shall be submitted to arbitration for determination as provided in paragraph 9. If Lessee claims that such well is not draining the Pooled Lands, it shall have the burden of proof of that fact.

              4. POOLING AGREEMENT

              (a) In order to promote the early and orderly development of
Leased Substances and to assure Lessor of the earliest possible realization of income from exploration of the resource it is in Lessor's best interests that the Leased Land be pooled with certain land more particularly described in
Exhibit "C" attached hereto and made a part hereof ("Bishop Land"), which land is owned by The Trustees of the Estate of Bernice Pauahi Bishop ("Bishop"). (The
Leased Land and Bishop Land are herein referred to as the "Pooled Lands"). From and after the date hereof, the Leased Land shall be pooled with the Bishop Land insofar as the exploration for, development production and sale of Leased
Substances from the Pooled Lands is concerned.

              (b) Nothing herein shall be construed to result in the transfer of title to the land or to the Leased Substances produced from either the Leased
Land or Bishop Land to any other party or to Lessee. The intention of this paragraph 4 is to provide for the cooperative development and

                                       6

operation of the Pooled Lands and the sharing, as hereinafter set forth, of the royalties payable on the production of Leased Substances from the Pooled Lands.

              (c) Operations may be conducted upon the Pooled Lands as if the
Pooled Lands had been included in a single lease executed by Lessor and Bishop.
as Lessors, in favor of Lessee. Drilling operations conducted with respect to
Leased Substances on either the Leased Land or Bishop Land shall be considered as operations upon or production from the other land and such operations or production shall continue in effect each lease in the Pooled Lands as if such operations or production had been conducted, including drilling of wells, separately on each of the lands within the Pooled Lands, subject, however, to the drilling requirements imposed by the State Lease and Geothermal Regulations.

              (d) Nothing in this lease shall relieve Lessee from the obligation to develop diligently to the extent economically practicable the full geothermal resource potential of both the Leased Land and Bishop Land notwithstanding the fact that lease terms and production derived from other lands may be subject to the payment bf royalties and other monetary lease terms which may be more favorable to Lessee than those provided in this lease. Lessee shall exercise reasonable judgment as to the timing, location, and production schedules for all operations on the Pooled Lands.

              (e) For the purpose of determining royalties payable to Lessor, all of the gross proceeds derived from the production and sale of Leased
Substances, free of any charges except as provided in paragraph 6, shall be allocated fifty-six and four-tenth's percent (56.4%) to the Bishop Land and forty-three and six-tenth's percent (43.6%) to the Leased Land, except as hereinafter expressly provided in subparagraphs (1) and (2) of this paragraph
4(e), and royalties payable under this lease with respect to the Leased Land shall be computed only on that portion of the gross proceeds of production which has been allocated to the Leased Land in said proportion. Royalties payable to
Lessor shall be calculated by multiplying the applicable royalty rate for the
Generation of Electrical Power, Nonelectric Uses and Extractable Minerals and
Gases provided for in paragraphs,6A, B and C, respectively of this lease, by the corresponding portion of the gross proceeds received for each such use and which has been allocated to the Leased Land as hereinabove provided. Payments shall be made in accordance with the provisions of paragraph 6F.

              (1)  In the event production and sale of Leased Substances first commences on or from the Leased Land:

              (a) Lessee shall keep accurate account of that portion of the volume of Leased Substances produced and sold from the Leased Land, the gross proceeds of which have been allocated to the Bishop Land as hereinabove provided, (hereinafter referred to as Bishop's "deficit volume"), and shall render monthly reports to Lessor and Bishop of such volume, together with their monthly royalty statements. Each monthly report shall state Bishop's deficit volume for that month and Bishop's total deficit volume up to and including that month. Such deficit volume of Leased Substances shall be repayable by Bishop to
Lessor as hereinafter provided, but only from that volume of Leased Substances as to which an allocation of gross proceeds is made to Kapoho in the proportion abovementioned from production and sale of Leased Substances from the Bishop
Land.

                                       7

              (b) Upon production and sale of Leased Substances from the Bishop
Land:

              (i) The gross proceeds of the sale of Leased Substances from the
Bishop Land shall be similarly allocated to the Bishop Land and the Leased Land in the foregoing proportions and royalties computed and paid thereon as provided above.

              (ii) Lessee shall keep accurate account of that portion of the volume of Leased Substances produced and sold from the Bishop Land, the gross proceeds of which have been allocated to the Leased Land as hereinabove provided
(hereinafter referred to as the Bishop's "credit volume") and shall render to
Bishop and Lessor monthly reports of Bishop's credit volume similar to that provided above for Bishop's deficit volume.

              (iii) If the gross proceeds received from the production and sale of Leased Substances from the Leased Land are less than or equal to the gross proceeds received from the production and sale of Leased Substances from the
Bishop Land, all such gross proceeds from the Leased Land shall be allocated to the Leased Land and royalties computed and paid thereon to Lessor.

              (iv) The gross proceeds received from the production and sale of
Leased Substances from the Leased Land, in excess of the gross proceeds received from the sale and production of Leased Substances from the Bishop Land, shall continue to be allocated to the Bishop Land and the Leased Land in the proportions abovementioned and royalties computed and paid thereon as first above provided in this paragraph 4(e). However, Bishop's deficit volume shall be increased by such volume of Leased Substances as to which the gross proceeds from sale of Leased Substances from the Leased Land has been allocated to the
Bishop Land.

              (v) At any time after the end of the calendar year 1999, Lessor shall have the option to forgive the deficit then owing by Bishop to Lessor.

              In the event such option is exercised by Lessor, Bishop and Lessor shall no longer share with the other in the production and sale of Leased
Substances from their respective lands.

              (c) Unless Lessor has sooner exercised its said option to forgive
Bishop's deficit volume, when Bishop's credit volume equals Bishop's deficit volume, Lessor and Bishop shall no longer share with the other in the production and sale of Leased Substances from their respective lands. All of the gross proceeds from production and sale of Leased Substances from the Leased Land shall all be allocated to the Leased Land as royalties computed and paid thereon to Lessor as provided herein.

              (d) In the event that Lessee determines that Leased Substances do not exist under the Bishop Land or for any other reason quitclaims and surrenders all of its right, title, and interest in and to the Bishop Land,
Bishop shall have no further obligation to repay Bishop's deficit volume of
Leased Substances to Lessor. In such event, or in the event production and sale of Leased Substances has not commenced on the Bishop Land by December 31, 1999,
Bishop shall continue to be entitled to its allocation of gross proceeds to the
Bishop Land from the sale of Leased Substances from the Leased Land as provided hereinabove until the end of the calendar year 1999. Thereafter, Bishop shall no longer be entitled to share in the production and sale of Leased Substances, and royalties based thereon, from the Leased Land, nor shall Lessor

                                       8

thereafter be entitled to share in any subsequent production of Leased
Substances from the Bishop Land.

              (2)  In the event production and sale of Leased Substances first commences on or from the Bishop Land:

              (a) If Lessor has not sold its geothermal rights as to the Leased
Land, and/or all of its right, title and interest in and to the Leased Land, to a third party prior to December 31, 1999:

              (i) All of the gross proceeds thereof shall be allocated to the
Bishop Land and royalties paid thereon to Bishop at the rates provided for in paragraphs 6A, B and C hereof. Lessor shall not be entitled to any allocation of gross proceeds to the Leased Land from such production and sale of Leased
Substances from the Bishop Land nor to any royalties based thereon.

              (ii) If production and sale of Leased Substances commences on the
Leased Land prior to December 31, 1999, all of the gross proceeds from the sale and production of Leased Substances from the Bishop Land shall continue to be allocated to the Bishop Land and royalties computed and paid thereon to Bishop as provided hereinabove. However, Bishop shall not be entitled to share in the production and sale of Leased Substances from the Leased Land nor to any royalties based thereon.

              (iii) If production and sale of Leased Substances has not
commenced on the Leased Land by December 31, 1999, the pooling arrangements herein allowing Lessor and Bishop to share in the production and sale of Leased
Substances from their respective lands shall thereafter be null and void.

              (iv) If Lessee determines that Leased Substances do not exist under the Leased Land or for any other reason quitclaims and surrenders all of its right, title and interest in and to the Leased Land, the pooling arrangements herein allowing Lessor and Bishop to share in the production and sale of Leased Substances from their respective lands shall thereafter be null and void.

              (b) If prior to December 31, 1999, Lessor sells its geothermal rights as to the Leased Land, and/or all of its right, title, and interest in and to the Leased Land, to a third party and such third party becomes the Lessor hereunder:

              (i) Such third party shall thereafter be entitled to an allocation to the Leased Land of 43.6% of the gross proceeds, received from the sale of
Leased Substances from the Bishop Land and the applicable royalties based thereon, and the Bishop Land shall be entitled to an allocation of the remaining
56.4% of such gross proceeds and the applicable royalties based thereon.

              (ii) Lessee shall keep accurate account of that portion of the volume of Leased Substances from the Bishop Land sold, the gross proceeds of which have been allocated to the Leased Land (hereinafter referred to as
Lessor's "deficit volume"), and shall render monthly reports thereof similar to those described above for Bishop's deficit volume. Lessor's deficit volume of
Leased Substances shall be repayable by the third party to Bishop, but only from that volume of Leased Substances as to which an allocation of gross proceeds is made to the Bishop

                                       9

Land in the proportion first mentioned in this paragraph 4(e) from production and sale of Leased Substances from the Leased Land.

              (iii) When production and sale of Leased Substances subsequently commences on the Leased Land, the gross proceeds of sale thereof shall be allocated 56.4% to the Bishop Land and 43.6% to the Leased Land and royalties computed and paid thereon as first provided in this paragraph 4(e).

              (aa) The gross proceeds received from the sale and production of
Leased Substances from the Bishop Land, equal to the gross proceeds received from the production and sale of Leased Substances from the Leased Land, shall be allocated to the Bishop Land and royalties computed and paid thereon to Bishop.

              (bb) The gross proceeds received from the production and sale of
Leased Substances from the Bishop Land, in excess of the gross proceeds received from the sale and production of Leased Substances from the Leased Land, shall continue to be allocated to the Bishop Land and the Leased Land in the proportions abovementioned and royalties computed and paid thereon as first provided in this paragraph 4(e). However, Lessor's deficit volume shall be increased by such volume of Leased Substances as to which the gross proceeds from sale of Leased Substances from the Bishop Land has been allocated to the
Leased Land.

              (cc) At any time after the end of the calendar year 1999, Bishop shall have the option to forgive the deficit volume then owing by Lessor to
Bishop. In the event such option is exercised by Bishop, Lessor and Bishop shall no longer share with the other in the Production and sale of Leased Substances from their respective lands.

              (dd) Unless Bishop has sooner exercised its option to forgive
Lessor's deficit volume, when Lessor's credit volume equals Lessor's deficit volume, Bishop and Lessor shall no longer share with the other in the production and sale of Leased Substances from their respective lands. All of the gross proceeds from production and sale of Leased Substances from the Bishop Land shall be allocated to the Bishop Land and royalties computed and paid thereon to
Bishop.

              (ee) In the event production and sale of Leased Substances have not commenced on the Leased Land by December 31, 1999, Lessor shall thereafter no longer be entitled to share in the production and sale of Leased Substances, and royalties based thereon, from the Bishop Land, nor shall Bishop thereafter be entitled to share in any subsequent production of Leased Substances from the
Leased Land.

              (ff) In the event Lessee determines that Leased Substances do not exist under the Leased Land or for any other reason quitclaims and surrenders all of its right, title, and interest in and to the Leased Land prior to
December 31, 1999, Lessor shall have no further obligation to repay Lessor's deficit volume of Leased Substances to Bishop. Thereafter, Lessor shall no longer be entitled to any allocation of gross proceeds from the Bishop Land nor to any royalties based thereon.

              (3) Lessor shall not hold Lessee responsible or liable for any payments made by Lessee in good faith to Lessor and/or Bishop under this paragraph 4(e). Any disputes between Lessor and Bishop as to any such payments shall be a matter for Lessor and Bishop to resolve

                                       10

between them, and Lessee's sole responsibility with respect thereto will be to provide the information on which any such payments were based. This paragraph
4(e) shall not be construed to impose upon Lessee any duty to take any action or forbear from its rights in connection with any dispute which may hereafter arise between Lessor and Bishop with respect to the interpretation thereof. Lessee may, at its sole option and as a prerequisite to making any changes from the royalty allocation first made under this paragraph 4(e), require that Lessor and
Bishop jointly execute a written instruction to Lessee in respect of any changes in royalty payments between them. Lessor and Bishop may at any time instruct
Lessee in writing in respect of any changes in royalty payments between them and
Lessee shall comply with such instructions, provided that no such instruction shall increase the, total royalties otherwise payable to Lessor or Bishop hereunder and under the Bishop Lease. Payment by Lessee in accordance with such written instructions shall be conclusive evidence of satisfaction of Lessee's obligations in respect to the payment of such royalties.

              (f) Except as provided in paragraph 4(e) above:

              (1) The allocation of gross proceeds derived from the production of Leased Substances to an owner of the Pooled Lands shall be deemed for all purposes to have been produced from the owner's land irrespective of whether the
Leased Substances were actually produced therefrom, and

              (2) The foregoing percentage allocations shall not be subject to change whatever the actual ratio of production which may be derived from the
Leased Land and Bishop Land and notwithstanding any future reductions in the original acreage included in this lease and the Bishop lease which together comprise the Pooled Lands, or the termination of this lease or the Bishop lease except as provided in subparagraph (i) of this paragraph 4.

              (g) Lessee expects to produce, initially, sufficient Hot Water,
Steam and Thermal Energy to supply an electrical generating plant with a design capacity of 25 megawatts or more. Subject to the provisions hereof, Lessee shall have the right to commingle production from lands outside the Pooled Lands with production from the Pooled Lands and to sell or use such commingled production in a plant or facility on or off the Pooled Lands. Prior to any commingling of
Leased Substances, the Lessee shall, at its own expense, separately and accurately meter, measure and record production of all Leased Substances derived from both the Pooled Lands and other lands from which production is derived.
Notwithstanding the foregoing the production of Hot Water, Steam and Thermal
Energy for use in any facility utilizing Leased Substances shall be derived from the Pooled Lands, unless Lessee has determined, based on an overall consideration of sound engineering, geological, economic and exploratory data
(but excluding any consideration of royalty rates and other monetary lease terms which are more favorable to Lessee than those provided in this lease) that the
Hot Water, Steam and Thermal Energy required to service such facility should be supplied from other than the Pooled Lands, in which event production may be supplied from lands other than the Pooled Lands. If a power plant is supplied with Hot Water, Steam and Thermal Energy from wells located on the Pooled Lands and from wells located on lands other than the Pooled Lands, Lessee shall produce Hot Water, Steam and Thermal Energy from wells on the Pooled Lands in a proportion which is no less than the proportion which the absolute open flow potential (the absolute open flow potential is the rate of flow in pounds of steam per hour that would be produced by a well if the only

                                       11

pressure against the face of the producing formation in the well bore was the atmospheric pressure) of the wells on the Leased Land bears to the total absolute open flow potential of all such wells from which Lessee supplies Hot
Water, Steam and Thermal Energy to the electrical facility.

              (h) This paragraph 4 shall extend to, be binding upon, and inure to the benefit of the parties hereto and their respective heirs, devisees, legal representatives, successors and assigns, and shall, constitute a covenant running with the lands, leases and interests covered hereby. Lessor hereby covenants that it will not file or prosecute any action seeking to terminate or modify the pooling provisions provided for herein and to that extent only, waives the benefits of all laws or rules which might permit a partition of the
Pooled Lands, but not otherwise.

              (i) Except as provided in paragraph 4(e) above, if it has been determined that Lessor is the owner of the Leased Substances, this agreement to combine the Pooled Lands shall continue until such time as there is a cessation of production of all Leased Substances on or from the Pooled Lands, but if it has been determined that the State is the owner of the Leased Substances, this agreement to combine the Pooled Lands shall continue until such time as there is a cessation of production of all Leased Substances on or from the Pooled Lands or upon the expiration or earlier termination of the State Leases or any renewals or extensions thereof, whichever shall first occur.

              (j) Except as otherwise provided in this paragraph 4, Lessee shall comply with the remaining provisions of this lease notwithstanding the agreement to pool lands as provided herein.

              5. ANNUAL RENTAL

              Effective upon the execution of this lease Lessee has paid to
Lessor, and Lessor hereby acknowledges receipt of, the sum of ***
($***) as advance annual rental for the first three (3) years of the term hereof of *** DOLLARS ($***) ***. On or before the third and fourth anniversary dates hereof, Lessee shall pay or tender to Lessor in advance an annual rental for each of the fourth and fifth years of this lease in the amount of *** DOLLARS
($***) per acre.

              On or before the fifth anniversary date hereof and on or before, the same date during the next four years, Lessee shall pay or tender to Lessor in advance an annual rental in the amount of *** DOLLARS ($***) per acre which shall constitute the rentals for the sixth through tenth years of the term of the lease.

              On or before the commencement of the eleventh year of the term of this lease, and on or before the same date of each succeeding year, an annual rental shall continue to be paid by Lessee in advance but adjusted as follows:

              For each successive five-year period of said term, commencing with the eleventh year of said term, the annual rental shall be the annual rental for the last lease year preceding such period plus an increase equal to the percentage increase, rounded to the nearest 1/10th percent, registered in the
Honolulu Consumer Price Index, all items for all urban consumers (1967=100)

*** Confidential material redacted and filed separately with the Commission.

                                       12

by the U.S. Department of Labor - Bureau of Labor Statistics, over the five-year period which shall have commenced and ended three months before the commencement and end, respectively, of the preceding five year period, but in no event shall the annual rental as so determined be less than the annual rental for the last lease year preceding such period. If the Honolulu Consumer Price Index shall no longer be published, another generally-recognized authority shall be substituted by agreement of the parties. If they are unable to agree within thirty (30) days after demand by either party, the matter shall be submitted to arbitration for determination and selection of an appropriate, comparative index. The other terms of this lease notwithstanding, Lessee guarantees it will pay Lessor the annual rental in the amount of $24,450 for at least three years from the date of this lease even in the event this lease is earlier cancelled, abandoned or quitclaimed. If at the expiration of the Primary Term, there has been drilled a well or wells on the Pooled Lands whose production capability establishes the existence of Sufficient Power Potential and/or Extractable Minerals in
Commercial quantities, or if Lessee is then engaged in Continuous Drilling Or
Reworking Operations on the Pooled Lands then, subject to Lessee's complying with the other terms of this lease, Lessee may continue this lease by paying or tendering the annual rental and in lieu royalty, if then payable, on or before each anniversary date until Lessee has commenced the actual sale of one or more
Leased Substances in Commercial quantities and so long as actual royalties are being paid, if then payable pursuant to paragraph 6, and so long as the other terms and conditions of this lease are being complied with, this lease shall remain in full force and effect. Notwithstanding the foregoing, nothing in this paragraph shall be construed to extend the term of this lease beyond the term provided for in paragraph 3 of this lease. Should Lessee fail to make any annual payment herein provided for on or before a particular anniversary date, Lessor may at its option hold and consider Lessee to be in default hereunder, but rental payments shall continue to be paid until the Leased Land is quitclaimed.
Subject to the payment of accrued rents, accrued monetary obligations and the applicable provisions of paragraphs 4, 6, 8, 10, 11, 12, 13, 15, 16, 17 and 19, with which Lessee will comply, Lessee shall not be obligated to pay rentals and other charges hereunder after the first three (3) years of this lease if this lease is terminated pursuant to the provisions hereof.

              6.  ROYALTY

              Royalty shall be paid to Lessor for each of the multiple uses to which Leased Substances are put or utilized, as follows:

              A. GENERATION OF ELECTRIC POWER

              Royalty from the sale or use of Hot Water, Steam or Thermal Energy produced from the Pooled Lands and used for the generation of electric power,
Lessee shall pay to Lessor:

                (i) *** percent (***%) of the gross proceeds so long as
production from the Pooled Lands is generating 25 megawatts or less;

                (ii) *** percent (***%) of the entire gross proceeds so long as production from the Pooled Lands is generating over 25 megawatts but less than
50 megawatts; and

                (iii) *** percent (***%) of the entire gross proceeds so long as production from the Pooled Lands is generating 50 megawatts, but less than 100 megawatts, such royalties to be

*** Confidential material redacted and filed separately with the Commission.

                                       13

computed free of costs or charges at and as of the point of delivery to a power generating plant on the Pooled Lands, or to a transmission system other than a transmission system on the Pooled Lands if the power generating plant is located off the Pooled Lands.

              In the event that Lessee produces and sells to or uses Hot Water,
Steam, or Thermal Energy in a facility or facilities which generates 100 megawatts or more of electrical power in the Puna District, Lessor and Bishop and Lessee shall negotiate a fair and reasonable royalty rate on the entire gross proceeds received by Lessee therefrom. If within 90 days after the generating facility or facilities commences to produce 100 megawatts or more of power, Lessor and Bishop and Lessee are unable to reach written agreement with respect to said royalty rate the matter shall be submitted to arbitration in the manner and as provided in paragraph 9 hereof. In no event shall the royalty rate so determined be less than *** percent (***%) of the entire gross proceeds.

              B. NON-ELECTRIC USES

              As royalty for the sale or use of Hot Water, steam or Thermal
Energy produced from the Pooled Lands and used for purposes other than the generation of electric power Lessee shall pay to Lessor *** percent (***%) of the gross proceeds received by Lessee, free of costs or charges, at and as of the point of delivery to a plant or facility where the Hot Water, Steam or
Thermal Energy is utilized.

              It is the sole responsibility and obligation of Lessee to
determine and negotiate a sale of Leased Substances by which such gross proceeds and the payment of royalties under this paragraph 6B are accordingly maximized.
If a particular planned project for non-electric uses merits consideration either of a different method of calculating royalty or of a different level of royalty, Lessee and Lessor will discuss whether any changes should be made. If they fail to reach agreement as to any such changes, the matter shall be submitted to arbitration as provided in paragraph 9.

              C. EXTRACTABLE MINERALS AND GASES

              As royalty for the sale or use of Extractable Minerals, Lessee shall pay to Lessor as royalty *** percent (***%) of the gross proceeds received by Lessee from the sale of Extractable Minerals produced and sold from any well or wells on the Pooled Lands, to be calculated and paid free of all costs and charges at the point of delivery.

              At Lessor's option, as an alternative method of calculating royalties payable to Lessor for "geothermal by-products" (as defined in the
Geothermal Regulations) and in lieu of any other provision herein requiring the payment of royalties for Extractable Minerals, Lessee shall pay an amount equal to the royalties paid to the State of Hawaii for geothermal by-products.

              Commencing with the initial production or sale of any Extractable
Minerals, Lessee shall so notify Lessor and Lessor shall have a period of thirty
(30) days from receipt of notice within which to notify Lessee in writing as to whether Lessor elects to have royalties on Extractable Minerals computed and paid in accordance with any of the applicable provisions of this paragraph.
Lessor's election as respects the same shall be deemed binding upon Lessor and
Lessee until the January 1 next ensuing and thereafter from January 1 of each year to January 1 of the next succeeding year unless on or before December 15 of any given year Lessor advises

*** Confidential material redacted and filed separately with the Commission.

                                       14

Lessee in writing to change its election from the method of computation and payment then in force to that which had not theretofore been in force.

              It is clearly understood that as to Extractable Minerals Lessor may elect any one of said methods of computation and payment for one year and another method of computation and payment for the next year and alternate from year to year so long as notice is timely given as herein provided. Concurrently with the notice required to be given by Lessee, Lessee will provide sufficient data to Lessor or his designated agent to permit an intelligent and informed choice.
              D. ADJUSTMENT OF ROYALTIES

              From and after the expiration of thirty-five (35) years and fifty
(50) years from the commencement date of the State Lease ("royalty reopening period") when royalties for such periods payable to the State of Hawaii may be increased, Lessee shall pay to the State the readjusted royalties as required by the State Lease and Geothermal Regulations.

              Concurrently with the adjustment of the royalty rates under the
State Lease at the expiration of the 35th and 50th year, the royalty rates then applicable hereunder shall be increased in the same proportions as the increases in the royalty rates under the State Lease.

              If it has been determined that Lessor is the owner of the Leased
Substances, Lessor and Lessee shall agree upon fair and reasonable royalty rates to be paid to Lessor within ninety (90) days prior to the expiration of the thirty-fifth (35th) and fiftieth (50th) years of this lease and thereafter pursuant to the provisions paragraph 25. If within said 90-day period Lessor and
Lessee are unable to reach written agreement with respect to said royalty rates for the respective ensuing portions of the term the matter shall be submitted to arbitration in the manner and as provided in paragraph 9 hereof. In no event shall the royalty rates payable to Lessor be less than the royalty rates paid to
Lessor during the preceding portion of the term of this lease.

              E. IN LIEU ROYALTY

              If Lessee has not engaged in the sale and delivery of Leased
Substances in Commercial quantities from the Pooled Lands by the tenth anniversary of this lease, or if Lessor does not thereafter receive any royalties from either the Bishop Land or the Leased Land because the pooling arrangements between Bishop and Lessor cease to exist, but this lease is continued pursuant to other provisions of this lease, Lessee shall, commencing on or before the tenth anniversary of this lease or the date said pooling arrangements cease to exist, pay yearly in advance, in addition to the annual rentals, an in lieu royalty equivalent to the adjusted annual rental then payable on each anniversary of this lease.

              F. PAYMENT OF ROYALT1ES

              Monthly royalties payable to Lessor for its share of the gross proceeds payable on account of the sale or use of Leased Substances (production royalties) from the Pooled Lands, shall be paid to Lessor during each year of this lease when such royalties exceed the rent required to be paid under paragraph 5 and the in-lieu royalty (if then payable under paragraph E next above). Rent and in-lieu royalties, when in lieu royalties are payable, shall continue to be

                                       15

paid to Lessor during each year of this lease but may be treated by Lessee as an advance against production royalties, recoupable in the same year in which the production royalties are earned and the rent and in-lieu royalties (when in lieu royalties are payable) are paid, but shall not be carried over as a credit against royalties payable in the next or any other year and shall not be otherwise recoupable by Lessee from production royalties. The royalties accrued and payable for each month shall be paid on or before the 25th day of the month next following and each such payment shall be accompanied by a royalty statement which together with any supporting data required for an audit of the account shall be open to inspection by Lessor upon request.

              G. PAYMENT OF ROYALTIES UNDER STATE LEASE

              Lessee shall pay over to the State of Hawaii by separate
accounting and separate check payable to the State of Hawaii, or into an escrow account on order of the Court or by stipulation of the State and Lessor, the amount of the rents and royalties provided for in the State Lease. If any dispute (other than a dispute between Lessor and the State of Hawaii as to title to Leased Substances) arises over the rents or the share of royalty to which the
State claims it is entitled which exceeds the amounts which Lessee has calculated to be due, Lessee shall inform Lessor and hold Lessor harmless with respect to claims made by the State and shall take such action as may be required to insure that there shall be no default under the terms of the State
Lease.

              H. PAYMENT OF ROYALTIES WHEN OWNERSHIP OF LEASED SUBSTANCES IS
DETERMINED

              In the event that it shall be finally determined by judicial decision or otherwise between Lessor and the State of Hawaii that:

              (1) Lessor does not own the Leased Substances then such
determination shall in no way diminish the rents, royalties and other charges payable hereunder.

              (2) Lessor is the owner of the Leased Substances, or is otherwise entitled to some portion of the royalties under a binding settlement agreement with the State, there shall be added to the royalty rates payable to Lessor under this lease the royalty rates specified in the State Lease or such portion thereof to which Lessor is entitled The combined royalty rates shall thereafter be applied to Lessor's allocable share of production under paragraph 4 of this lease Rents and similar monetary consideration shall be paid to Lessor.
Notwithstanding the foregoing, Lessee's total financial obligation under both this lease and the State Lease shall not be increased or decreased by a determination that Lessor is the owner of the Leased Substances.

              I. RECOVERY OF MONIES PAID TO STATE OF HAWAII

              With respect to rents, royalties and other consideration paid to the State of Hawaii, pursuant to the tents of the State Lease, prior to a final determination that Lessor is the owner of the Leased Substances, Lessee agrees upon such final determination to cooperate with Lessor and assist in recovering such monies from the State of Hawaii and in that respect will permit Lessor to sue for and recover such funds in Lessee's name and for Lessor's account at
Lessor's cost and expense. Lessor agrees that it will not sue Lessee for any wrongful payment made to the State prior to such determination without first obtaining Lessee's consent or unless it is legally

                                       16

required to do so and in either event Lessor agrees to hold Lessee harmless with respect to the total amount of any costs, attorneys' fees, and judgment or award which are reasonably related to Lessor's action to recover amounts paid by
Lessee to the State of Hawaii. Subject to the foregoing any monies repaid to
Lessee by the State shall be paid over to Lessor. Lessee hereby assigns to
Lessor all of its right, title and interest in and to all royalties, rents and other monetary consideration paid by Lessee to the State prior to such final determination.

              J. SALE AND USE OF LEASED SUBSTANCES

              Lessee Covenants that it will negotiate and sell the Leased
Substances at the best price which in Lessee's judgment is obtainable in a good faith arms length bonafide transaction whenever such substances or one or more of them are ready for marketing. In the event that Leased Substances are used or consumed in operations or in a plant owned or controlled directly or indirectly by Lessee, or in which Lessee has an equity interest of twenty percent (20%) or more, the sale price shall be determined separately from the capital, operating and other costs of such plant and shall be deemed to be not less than the amounts which would be paid to other geothermal producers of Leased Substances of like quality and quantity under like circumstances, and in such event, Lessee shall submit the proposed sale price on which royalties are to be based and all relevant data used in making such determination for Lessor's approval, and if
Lessor and Lessee are unable to agree the matter shall be submitted to arbitration. Lessee shall not be required to account to Lessor for or pay any royalty on Extractable Minerals produced by Lessee on the Pooled Lands which are used or consumed by Lessee in connection with its production of Extractable
Minerals, and with respect to any water if it is used for cooling or generation of electricity or is reinjected into the subsurface.

              Lessee shall have the right from time to time and at any time to commingle (for purposes of storing, transporting, utilizing, selling or processing), but without discriminating against the Leased Land and lands pooled therewith, the Leased Substances or any of them produced or extracted from production from the Leased Land and lands pooled therewith with like Leased
Substances or any of them produced from other lands or units in the vicinity of the Pooled Lands, and in the event of such commingling Lessee shall accurately meter, gauge or measure the production from the Leased Land and lands pooled therewith or from other lands or units as the case may be, and compute and pay
Lessor's royalty payable under the provisions hereof on the basis of such production as it is so determined.

              Lessor, at its option and at its risk and sole expense, may take all of the water produced from the Leased Land which is not required for use by
Lessee in its operations under this lease at a mutually agreeable point.

              K. Lessee shall not be required to account to Lessor for or pay any royalty on Leased Substances produced by Lessee on the Leased Land which are unavoidably lost, or which are not utilized, saved, and sold or which are used by Lessee in connection with its operations in recovering or producing Leased
Substances from wells on the Leased Land, and for injecting, reinjecting, disposing, transporting and/or treatment for reinjection of Leased Substances on or with respect to the Leased Land or any facilities used to perform all of the above functions on the Leased Land, but not including manufacture, processing, upgrading, treatment, or similar activities.

                                       17

              Lessee covenants that it will endeavor (and it is conceded that it is the sole responsibility of Lessee) to sell Hot Water, Steam and Thermal
Energy produced from the Pooled Lands on a basis that will result in the most efficient use of the resource and which will produce the greatest revenue for
Lessee and the highest royalty for Lessor.

              In the event that Lessee, in good faith, is compelled, in Lessee's sole judgment, to negotiate a contract which requires the sale price for Hot
Water, Steam and Thermal Energy to be determined by the electric power generated therefrom in a transaction between Lessee and a third party in which Lessee has less than a twenty percent (20%) equity interest, and which contract does not permit Lessee to be paid or reimbursed either directly or indirectly for the value of a portion of the Steam delivered for use in the plant operations of a third party then under these circumstances Lessee shall not be required to account for and pay royalty to Lessor on that portion of the Hot Water, Steam and Thermal Energy for which no consideration moves to Lessee, but, Lessee shall account for and pay royalty to Lessor on the same basis as Lessee is paid for electric power which is produced from the Hot Water, Steam and Thermal Energy delivered to such third party. In the event such power is generated by commingling Leased Substances from the Pooled Lands with like substances from off the Pooled Lands, royalties will be paid on the portion of the electric power generated by production from the Pooled Lands.

              7. RIGHT TO CONSTRUCT FACILITIES

              At such time as Lessee shall have drilled and completed such well or wells on the Leased Land which shall indicate a Sufficient Power Potential, or the existence of Extractable Minerals in Commercial quantities, Lessee may, subject to the reservations made by Lessor and other provisions of this lease, construct and install on the Leased Land improvements and other facilities for the commercial sale or use of Hot Water, Steam or Thermal Energy produced from the Leased Land or for the extraction of Extractable Minerals, or for generation of electrical power from the use of Hot Water, Steam and Thermal Energy produced from the Leased Land or land pooled therewith or from other lands in the vicinity.

              Lessee will, before commencing construction of any improvement or any drilling operations or laying any pipelines or doing any other work on or within the Leased Land, deposit with Lessor a bond or certificate thereof naming
Lessor as obligee in a penal sum of not less than one hundred percent (100%) of the cost of such construction, drilling, pipeline or other work and in form and with surety satisfactory to Lessor, guaranteeing the completion of such work free and clear of all mechanics' and materialmen's liens.

              Lessee at its sole cost and expense shall obtain all approvals and meet all of the requirements for surface uses required by governmental agencies including but not limited to permits, changes in land use classification, zoning, subdivision of the land, environmental statements and requirements, and other requirements. Lessor shall fully cooperate with Lessee in obtaining same.
In the event surface use leases made between Lessor and Lessee, or other surface uses contemplated hereunder, require surveying, engineering, subdivision or other work and costs, such work and all costs shall be at Lessee's expense.

              Lessor shall not unreasonably withhold its consent to the
substitution of a third party as the entity to lease land from Lessor on which to build a power plant or other processing

                                       18

facility for Leased Substances on lease terms and conditions satisfactory to
Lessor and such third party provided that Lessor is satisfied that such party is financially and technically qualified to build and operate such plant or facility.

              8. SURFACE USAGE AND OPERATIONS

              Operations conducted by Lessee pursuant to the rights granted under this lease shall be subject to the following terms and conditions:

              (a) Prior to commencing a particular operation on the surface of the Leased Land, Lessee will consult with Lessor and submit the details concerning the proposed operation, such as the location or route of any drill site, facility site, installation site, surface area, road, pond, pipeline, power line, or transmission line, as the ease may be, to Lessor by certified mail for Lessor's approval. If Lessor does not approve such proposal, Lessor may submit an alternate proposal or recommendations. Lessor and Lessee shall mutually agree on the details of the proposed operation and any revisions thereof before Lessee may proceed with the proposed operation. If Lessor and
Lessee cannot agree, the matter will be submitted to arbitration.

              The use of surface areas is subject to existing leases and uses by
Lessor's tenants, and Lessor and Lessee shall fully and completely cooperate to negotiate with such tenants for Lessee's intended use and possession of such surface areas. Before entry Lessor and Lessee shall obtain the tenant's consent to such entry unless the lease between Lessor and its tenant permits the withdrawal of such land for geothermal or other higher and better uses. Lessee shall pay, at its sole expense, for all damages lawfully claimed and established by such tenant or agreed upon in a compromise approved by the parties. If the lease between Lessor and its tenant does not permit withdrawal of such land for the use which Lessee intends, and Lessee is unable to obtain the tenant's consent to such entry, Lessee shall not use the surface of the land for its intended use and will at its own expense make other arrangements which are satisfactory to it.

              (b) Lessee shall have the right to drill such well or wells on the
Leased Land as Lessee may deem desirable for the purposes hereof, including water wells and wells for purposes of injection, reinjection, production, reservoir maintenance, subsidence prevention and similar operations requirements, and to use or construct such installations, facilities, roads, pipelines, utility lines, power and transmission lines as are necessary to
Lessee's operations hereunder, provided, however, that Lessee will utilize for such purpose or purposes only so much of the Leased Land as is reasonably necessary for Lessee's operations and activities thereon and further subject to the requirements set forth elsewhere in this paragraph. If there are no wells on the Leased Land capable of producing Leased Substances in Commercial quantities and Lessee desires to utilize the Leased Land for the purposes of injection, reinjection, reservoir maintenance, subsidence prevention and similar operations requirements then Lessee and Lessor shall agree upon reasonable compensation to
Lessor therefor.
              (c) No well shall be drilled within five hundred (500) feet of any residence or building on the Leased Land or adjacent lands without first obtaining the consent of Lessor, its tenants and any adjacent land owners who may be affected.

                                       19

              (d) In any well drilled by Lessee hereunder sufficient casing shall be set and cemented so as to seal off surface and subsurface waters, any of which would be harmful to agricultural operations.

              (e) Lessee will conduct its operations in a manner that will not unreasonably interfere with the enjoyment of the Leased Land by persons residing thereon, or of adjacent land owners. Noise levels occurring in Lessee's normal operations will not exceed those established by appropriate governmental authority, Lessee using due diligence to comply therewith.

              (f) To the extent such matters are within :the control of Lessee, no Leased Substances which may be produced from any well drilled upon the Leased
Land shall be blown, flowed, or allowed to escape into the open air or on the ground in such a manner as to create a nuisance, which shall specifically include but not be limited to noise, air or other pollution, and other activities which unreasonably disturb those who occupy adjacent land or Lessor's use of the Leased Land. Subject to the foregoing, Lessee may bleed Leased
Substances to the atmosphere from wells drilled upon the Leased Land and Lessee, during drilling and testing operations hereunder, may blow Leased Substances, air and cuttings to the atmosphere so long as such operations are lawfully and prudently conducted in accordance with good geothermal drilling and production practices and are not otherwise violative of the provisions of this lease.

              (g) Unless governmental approval therefor has been denied or technological considerations will not permit, preference will be given to drilling wells directionally in order to minimize the number of drill sites required, provided, however, that nothing herein contained shall be construed to require Lessee to drill any well directionally where the cost thereof would exceed one hundred twenty percent (120%) of the cost of a vertically drilled well. Well sites and facility sites will be shaped and located to the extent reasonably practicable to interfere as little as possible with Lessor's or its tenants' operations including the spacing, location and operation of drainage systems and roads. Drill sites may also be located on unused portions of the
Leased Land. The drill sites will not ordinarily exceed five (5) acres in size but will vary in accordance with the number of wells drilled from such site and the amount of production equipment placed thereon. Plant or facility sites will be limited in size to approximately ten (10) acres per site where reasonably practicable.

              (h) Drill sites, facility sites, roads, pipelines, power and transmission lines, utility lines and other surface installations will be located on the perimeters of existing fields and along roads, ditches and fence lines unless it is not reasonably possible to do so.

              (i) Sufficient land area shall be included in any well site, plant site, pipeline, roadway or other surface installation to provide a safety or buffer zone to prevent undue interference or danger to Lessor's operations or the operations of Lessor's tenants.

              (j) Lessee shall take such steps at Lessee's own expense as are reasonably necessary to insure that its roads, well sites, plant sites and other operation areas will be kept as dust free as is reasonably practicable and in any event so that dust will not decrease the market value of adjacent growing crops.

                                       20

              (k) Lessee will use existing roads where such are available for its operations. All roads, bridges and culverts used by Lessee will be maintained by it and roads surfaced or treated in a manner that will prevent dust from unreasonably interfering with agricultural or residential use of the
Leased Land. Lessee shall be responsible for the reasonable maintenance of and reasonable repair of damages caused to roads used by Lessee. Lessor and its licensees shall have reasonable use of roads constructed by Lessee but shall be responsible for the reasonable repair of any unusual damage caused to such roads by their use. In constructing roads, Lessee shall install necessary culverts or bridges so as not to interfere with the irrigation or drainage of the Leased
Land.

              (l) Lessee agrees to fence all sump holes and excavations and all other improvements, works, or structures which might unreasonably interfere with or be detrimental to the activities of Lessor or its tenants, and to build sumps and to take all reasonable measures to prevent pollution of surface or subsurface waters on or in the Leased Land. Upon abandonment of any well on the
Leased Land, or on the termination of this lease, or upon quitclaim or reverter of any Leased Land by Lessee, then as to such Leased Land Lessee shall level and fill all sump holes and excavations, shall remove all debris, and shall leave those areas of the Leased Land used by Lessee basically in the same condition as the same were in immediately prior to Lessee's use and if farm land then Lessee will return the same to a Farmable Condition, and shall pay Lessor and/or its tenants for all damages to buildings, structures or other property caused by
Lessee in effecting such removal.

              (m) Lessee shall have free use, for operations hereunder and solely upon the Leased Land, of water, except water from Lessor's wells or from ponds, lakes or reservoirs located upon said land. Lessee shall not drill or operate water wells or take water in such ways as to insure existing water wells of Lessor or interfere with or restrict the supply of water to Lessor or its tenants for commercial, domestic, livestock or agricultural use. Upon abandonment, Lessee agrees to turn over to Lessor at Lessor's option, all water wells drilled by it upon the Leased Land, and Lessor shall pay Lessee therefor the salvage value calculated at the top of the ground, less the cost of removal from the well bore, of the material and equipment in and on said well or wells.
In drilling geothermal wells, Lessee shall advise Lessor of any fresh water bearing formations encountered and shall upon request furnish Lessor any and all logs made by Lessee from the surface of the ground to the bottom of the surface casing. Upon abandonment of any geothermal well drilled which nay be converted to a water well Lessee shall turn it over to Lessor, at Lessor's option to be exercised after reasonable notice from Lessee, with the hole in suitable condition to be completed as a water well in a fresh water formation and if additional expenses will be incurred in completing such well as a water well,
Lessee will advise Lessor as to the projected cost before Lessor exercises such option and the costs shall be borne by Lessor in the event Lessor exercises such option. Lessor shall thereafter be solely responsible for such well.

              (n) In the event any buildings or personal property shall be destroyed or required to be removed or crops shall be damaged or destroyed because of Lessee's operations on the Leased Land, then Lessee shall be liable for all damages occasioned thereby. Lessee in its operations on the Leased Land shall at all times have due and proper regard for the rights and convenience, and the health, welfare and safety of Lessor and of all tenants and persons lawfully occupying the Leased Land.

                                       21

              (o) In the event that Lessee's operations result in any condition, including but not limited to detrimental effects on the water table or in the deposition of chemicals, or harmful substances, which adversely affects the continued production of crops, or then beneficial uses and purposes, Lessor may require Lessee to enter into a ground lease as to the affected acreage in accordance with subparagraph (p), (1), of this paragraph 8.

              (p) From time to time, as Lessee ascertains its needs for surface uses, both the area and use or uses which Lessee will make of the surface shall be first determined by the parties subject to the reservations made by Lessor, as provided in this subparagraph (p) of paragraph 8 and other pertinent provisions of this lease. Such area and any area adversely affected under subparagraph 8(o) or rendered substantially unusable by Lessee's operations, shall then be surveyed by a licensed engineer, or a licensed surveyor, who shall determine the acreage to be taken and used, mark the boundaries of the land to be used, and furnish an accurate legal description of the land which Lessee will use.

              Lessee shall pay Lessor for the surface (Lessor reserving in all cases all Leased Substances) of each acre of land or fraction thereof which is utilized, taken or used by Lessee in its operations, or which is rendered substantially unusable as result of Lessee's operations, whether by effluence from the wells or by chemicals which Lessee has permitted to escape, or otherwise, which shall include, but not be limited to, the lands occupied by drill sites, facility sites, roadways constructed by Lessee, ponds, pipelines, utility lines, power and transmission lines, production facilities, and other facilities and structures, together with other uses of the surface, save and except certain plants and buildings provided for in subparagraph (q) below, in accordance with the following method:

              (1) Lessor and Lessee shall enter into a ground lease agreement covering the surface of the land so utilized, taken or used prior to occupancy thereof by Lessee or at the request of Lessor as to lands adversely affected or otherwise rendered substantially unusable. Lessee shall pay Lessor a rental annually in advance from the date of the ground lease as herein provided. The rentals provided in this paragraph shall be in addition to those provided in paragraph 5 above and shall be determined as follows:

              (a) The term of any ground lease shall continue so long as Lessee is using the premises for the purposes of the ground lease, or so long as the land remains substantially unusable or until the condition described in subparagraph 8(o) is cured, but shall in no event extend beyond the term provided for in paragraph 3 of this lease.

              (b) In addition to any royalties or rents otherwise provided for in this lease, Lessee shall pay, in advance, to Lessor an annual rent during the first five (5) years of any ground lease which shall be determined, as provided in subsection (c) below, at the inception of the ground lease by multiplying the rate of return by the fair market value of the premises demised by the ground lease.

              (c) The fair market value of the surface of the land shall be based on the use permitted under the following subparagraphs (i) and (ii):

                                       22

              (i) As to land occupied by Lessee which is used for well sites, well sumps, pipelines, transmission lines and roads running from Lessee's well sites (up to but not in excess of 25% of the surface of the Leased Land) on the
Leased Land up to, but not including, any electric power generating plant, facility or structure located on the Leased Land (herein called "the delivery system"), or adversely affected or rendered unusable, the fair market value shall be based on the uses of the land which were in effect at the inception of this lease, but at market values at or about the time when each such ground lease will be executed by the parties hereto as provided in this lease but without regard to the encumbrance of this leasehold interest and exclusive of
Lessee's improvements, if any.

              The rate of return to be used shall be the then prevailing rate of return utilized in determining rent in Hawaii County for said uses of the land in effect at or about the time each ground lease is to be so executed.

              Beginning with the fifth anniversary date and every five (5) years thereafter during the continuance of the term of the particular ground lease, the annual rent shall be adjusted by determining the then prevailing rate of return and multiplying it by the then fair market value of the premises demised by the ground lease, but without any limitation in value arising out of the encumbrance of this lease and the ground lease and exclusive of Lessee's improvements, if any.

              (ii) The fair market value of all other land taken or used by
Lessee, including but not limited to land used for the delivery system in excess of 25% of the surface of the Leased Land, and land used for electric power generating plants, and plants and facilities designed for or used for the extraction of minerals and any other use of Leased Substances, shall be based on the intended use of the surface but without regard to any limitation in value because of zoning restrictions or the encumbrance of this leasehold interest and exclusive of Lessee's improvements, if any.

              The rate to be used shall be the then prevailing rate of return utilized in determining rent in Hawaii County for commercial/industrial projects, but in no event less than eight and one-half percent (8 1/2%).

              Beginning with the fifth anniversary date and every five (5) years thereafter during the continuance of the term of the particular ground lease, the annual rent shall be adjusted by determining the then prevailing rate of return (but not less than eight and one-half percent (8 1/2%) and multiplying it by the then fair market value of the premises demised by the ground lease but without any limitation in value arising out of zoning restrictions, the encumbrance of this lease and the ground lease and exclusive of Lessee's improvements, if any.

              (d) If the parties are unable to agree on the prevailing rate of return or on the fair market value of the premises, at least ninety (90) days before commencement of each five year period specified in subparagraphs (i) and
(ii) next above, the matter shall be submitted to arbitration, provided that the arbitrators shall be qualified real estate appraisers doing business in Hawaii.

                                       23

              (e) The annual rental determined by arbitration as provided in the preceding subparagraph shall not be less than the current rent being paid during the period preceding that considered by the arbitrators.

              (f) Any ground lease contemplated by the provisions of
subparagraph 8 (p)(1) (c)(i) shall be in the form of Exhibit "D" which is attached hereto and made a part hereof, plus other provisions as may be mutually agreed upon by the parties. Any ground lease contemplated by the provisions of subparagraph 8 (p)(l) (c)(ii) shall be in the form attached as Exhibit "E" and made a part hereof, plus such other provisions as may be mutually agreed upon by the parties.

              (g) In the event Lessee surrenders all or any portion of the land area under a ground lease and such area was previously withdrawn from a surface tenant's lease and Lessor is unable to lease the land area surrendered to others, then Lessee agrees to pay annually in advance proportionate rentals and real property taxes allocable to the surface area surrendered in the amounts and at the rates the surface tenant would have been obligated to pay to Lessors if the land had not been withdrawn from his lease, until expiration of the term of the surface tenant's lease.

              (q) In the event Lessee, or a public utility, pursuant to Lessee's operations hereunder, desires to construct any plant or building site and is required to have fee title for such purpose then Lessee shall pay KLDC the fair market value of the surface of such plant or building site, based on the intended use of the surface by Lessee or the public utility, but without regard to zoning restrictions or the encumbrance of the leasehold interest and exclusive of improvements made by Lessee. In addition Lessee or the public utility shall pay the Severance Damages, if any, to the parcel from which the plant or building site is taken. Lessee will make such payment as an additional lease burden and as a part of the initial consideration flowing to Lessee for this lease. Lessee agrees to surrender its leasehold interest in any such plant or building site in the event that such site is purchased as herein provided.

              (r) It is contemplated that Lessee, in conducting geothermal operations on the Leased Land, or a public utility, may construct a delivery system, generating plant or other facility that will transport and/or receive
Hot Water, Steam, Thermal Energy and minerals and gases contained therein, or any of them from geothermal wells located on the Leased Land and lands in the vicinity of the Leased Land for the purposes of utilizing, processing, converting, treating and selling the same. In the event facilities on the Leased
Land are receiving Leased Substances from wells located off the Leased Land for the above described purposes and the rights of Lessee under this lease cease in whole or in part because (i) Lessee surrenders its rights hereunder, or (ii)
this lease is terminated because of nonproduction, Lessor demises to Lessee, pursuant to the terms of this lease, a continuing license to use such delivery system and other surface areas and installations as are necessary for Lessee's operations for so long as Leased Substances, or any of them are transmitted to the facilities located on the Leased Land for the purposes above described. As consideration for continuing Lessee's license to utilize portions of the Leased
Land and the facilities and equipment thereon, Lessee shall pay Lessor the rental provided in paragraph, 8 (p)(l)(c)(ii) for such surface area, but not less than the sum of One Hundred Fifty Dollars ($150.00) per year for each acre or fraction thereof utilized by Lessee, and an amount equivalent to the annual rent calculated as provided in paragraph 5 hereof. As a further condition,
Lessee shall continue to observe and be bound by the applicable terms and conditions of this

                                       24

lease, particularly the provisions of this paragraph 8. At such time as Lessee ceases to use such equipment and facilities, Lessee will surrender said lands in accordance with the applicable provisions of this lease. Nothing in this paragraph shall limit Lessor's or Lessee's rights to protect themselves at law or in equity. In no event shall Lessee's use of surface areas herein extend beyond the expiration or sooner termination of the State Lease.

              (s) The parties recognize that the surface of the Leased Land is being actively deformed by continuous and dynamic earth processes which are responsible for creating the Leased Substances sought to be produced hereunder.
Lessee agrees to assemble, at its cost, baseline data as to these processes prior to initiating production of Leased Substances and during production to monitor these processes continuously. Lessee shall take appropriate steps to prevent or mitigate any changes in these processes that are caused by Lessee's activities. If surface deformation should occur during Lessee's activities on the Leased Land and Lessor claims that such deformation was caused by Lessee's activities and has caused damage to the property of Lessor or its tenants,
Lessee will submit all its baseline and monitoring data to one mutually agreeable qualified earth scientist who is familiar, if possible, with the Puna
District and who shall determine whether the deformation was caused by Lessee's activities. His findings shall be final and binding upon Lessor and Lessee. In the event that Lessor and Lessee cannot agree upon such single earth scientist within sixty (60) days after the claim was first made, then the matter shall be presented to arbitration under the provisions of paragraph 9 hereof except that all arbitrators selected must be qualified earth scientists. If the arbitrator(s) determine that the deformation was caused by Lessee's activities,
Lessor and Lessee shall agree on the amount of damages caused to the property of
Lessor and its tenants. If they are unable to reach such agreement, the matter shall be further submitted to arbitration for determination and assessment of damages pursuant to paragraph 9. The amount of such damages, whether determined by agreement or by arbitration, shall be payable within thirty (30) days of such determination.

              (t) If the buffer zone provided for in paragraph 8(i) has been set aside and leased as provided elsewhere herein, and despite the setting aside of such buffer zone and in the course of Lessee's activities on the Leased Land it becomes necessary for Lessor's tenants to apply agricultural chemicals on the land which are toxic in nature or the use of which is restricted but necessary for the continued production of crops in connection with Lessor's tenants'
farming activities on the Leased Land, and Lessor's tenants, their agents, or independent contractors are unable to make a required application of agricultural chemicals because of Lessee's presence, or because of the presence of Lessee's personnel, then notice shall be given to Lessee's supervisory personnel in the field as soon as it is reasonably possible to do so, including in such notice the approximate time when and the place where such application will be made, and Lessee will cooperate with Lessor's tenants in scheduling their respective activities in order to permit such application to be made on the premises.

              9. ARBITRATION

              In the event of a dispute or controversy between the parties concerning any provision of this lease which specifically requires arbitration or in the event of a dispute or controversy with respect to the provisions of paragraphs 4, 6, 7, 8, 10, 11, 12, 14, 17, 20, 25 and 27 of this lease, such dispute or controversy shall be submitted to arbitration pursuant to the following procedure:

                                       25

              (a) Either party may demand arbitration by giving written notice of same to the other party.

              (b) In the event the parties can agree on the appointment of a single arbitrator within fifteen (15) days after the giving of the notice required by subparagraph (a) above, then the dispute shall be determined by a single arbitrator.

              (c) In the event the parties hereto cannot mutually agree on a single arbitrator within the time period set forth above in subparagraph (b), the dispute shall be determined by three (3) arbitrators, and each party shall, within thirty (30) days after the giving of the notice required by subparagraph
(a) above, appoint its arbitrator and notify the other party thereof, and if a party should fail to name an arbitrator within said 30-day period, then the other party may apply to a judge of the circuit Court of the First Circuit,
State of Hawaii, requesting that such judge appoint a second arbitrator and the two arbitrators who have been so appointed shall appoint a third arbitrator and shall give notice of said appointment to the parties hereto; provided, however, if the two arbitrators appointed by the parties fail to appoint a third arbitrator within fifteen (15) days after the appointment of the second arbitrator, either party may apply to said judge requesting him to appoint a third arbitrator.

              (d) The parties shall have the right to use all of the methods of discovery set forth in the Hawaii Rules of Civil Procedure, as amended from time to time, and the arbitrator(s) shall have all the powers and authority of a
Circuit Court judge under said rules including, without limitation, the power to grant relief, make appropriate orders, assess costs and attorneys' fees, and the power to impose other sanctions against a party. Said rules on discovery, as amended from time to time, are hereby incorporated in this lease. In addition, the arbitrator(s) shall have the power to shorten time periods so as to expedite the arbitration proceedings.

              (e) The arbitration proceedings shall be heard in Honolulu,
Hawaii. The arbitration hearings shall be concluded within thirty (30) days of the appointment of the single arbitrator or of the appointment of the third arbitrator, unless otherwise ordered by the arbitrator(s) and the award thereon shall be made within thirty (30) days after the close of the submission of evidence.

              (f) The fees of a single arbitrator shall be borne equally by the parties. In the event of three arbitrators, each party shall pay the fees of the arbitrator appointed by it and the fees of the third arbitrator shall be borne equally by the parties. All other costs and expenses incurred by the arbitrators shall be borne equally by the parties. Except for the foregoing, each party shall bear its own arbitration costs and expenses.

              (g) The award may include costs and attorney's fees to the prevailing party. Subject to Chapter 658, Hawaii Revised Statutes, the award rendered by the single arbitrator or by a majority of the arbitrators, as the case shall be, shall be final and binding on all parties to the proceedings and judgment on such award may be entered by either party in the Circuit Court of the First Circuit, State of Hawaii.

              (h) The parties agree that the provisions hereof shall be a complete defense to any suit, action or proceeding instituted in any court or before any administrative tribunal with respect to any dispute or controversy within the scope of the provisions of this paragraph.

                                       26

              (i) Nothing herein contained shall be deemed to give the
arbitrators any authority, power or right to alter, change, amend or modify any of the provisions of this lease and agreement, except as to the specific issues and matters that may be altered, changed, amended or modified by arbitration, pursuant to the provisions of this lease.

              10. RESTORATION

              Upon termination of this lease as to all or a portion of the
Leased Land Lessee shall quitclaim that portion of the land upon which this lease has terminated back to Lessor free of any claims by, through, under or against Lessee, Lessee first having restored the surface as provided in paragraph 8.

              11. INSURANCE AND LIABILITY

              All the labor to be performed and materials to be furnished in the operations of Lessee hereunder shall be at the cost and expense of Lessee, and
Lessor shall not be chargeable with, or liable for, any part thereof, and Lessee shall protect the Leased Land against liens of every character arising from its operations thereon.

              Lessee shall protect, indemnify, defend and hold KLDC and Lessor harmless against loss, damages, claims and liens of every kind and character
(including but not limited to Workmen's Compensation claims and claims of third parties) which may be occasioned by reason of the operations or workings of
Lessee, its employees, agents or independent contractors upon the Leased Land, including but not limited to, the pollution or flooding of the surface or subsurface waters affecting other adjacent or nearby property.

              Lessee will at its own expense effect and maintain during the whole of said term comprehensive general liability insurance with respect to the
Leased Land under policies naming KLDC and Lessor as an additional assured in an insurance company authorized to do business in Hawaii with minimum limits of not less than the reasonable amounts specified by Lessor's insurance consultant, such amounts being for injury to one or more persons in any one accident or occurrence and for property damage, respectively, or such higher limits as
Lessors may from time to time establish, with due regard to prevailing prudent business practice, as reasonably adequate for KLDC's and Lessor's protection, and will from time to time deposit with Lessor current certificates of such insurance and upon request therefor true copies of such insurance policies.

              Lessee shall remain responsible and liable for any costs, expenses and liabilities arising out of or in any way connected with wells drilled by
Lessee on the Leased Land, whether abandoned or note during the term of this lease, and any extensions or renewals thereof, and thereafter Lessee will indemnify KLDC and Lessor for any costs, expenses and liabilities in connection therewith for a period of twenty (20) years. Notwithstanding the foregoing,
Lessee shall remain responsible and liable for such wells beyond said period of
20 years in the event such costs, expenses and liabilities arise from or are connected in any way with the negligence of Lessee, or Lessee's failure to conduct its operations in a prudent and workmanlike manner, or its failure to comply with the Geothermal Regulations.

                                       27

              12. REMOVAL OF EQUIPMENT

              Except as provided in the State Lease and so long as Lessee is not in default, and prior to termination or quitclaim by Lessee as to the property affected, Lessee shall have the right at any time and from time to time to remove from the Leased Land any and all casing, machinery, equipment, structures, installations and property of every kind and character placed upon the Leased Land by or pursuant to permission of Lessor. In the event that
Lessor's property or that of its tenants are damaged by the removal of Lessee's property, then Lessee agrees to compensate Lessor and its tenants for such damages. If the Leased Land is damaged, Lessee shall restore such land to substantially the same condition or quality in which it was before Lessee used it, or, if Lessee fails to do so, Lessor shall so restore the land at Lessee's expense. In such event, the reasonable costs thereof incurred by Lessor shall be paid by Lessee within 30 days of notice thereof.

              13.  INSPECTION

              Lessor or its agents at Lessor's sole risk may at all reasonable times examine the Leased Land and the workings, installations and structures thereon and the operations of Lessee thereon, and may at reasonable times inspect the books and records of Lessee with respect to matters pertaining to the payment and determination of royalties to Lessor. The information made available to Lessor shall be sufficient to permit Lessor to determine the amount of royalties due and to make an informed and intelligent decision concerning the renegotiation of royalty rates and selection of the method of payment of royalties. In addition, qualified representatives and/or consultants designated by Lessor may examine well report logs, if any, side wall samples, reports to the Department of Land and Natural Resources or similar governmental agencies, and all other pertinent data and information regarding wells on the Leased Land and production therefrom, provided that Lessee will not be required to furnish interpretations based on such data or information or access thereto. In the event of surrender of substantially all of the Leased Land Lessee shall furnish
Lessor all data with respect to such surrendered lands including interpretations of such data for use in future lease negotiations with third parties. Lessee agrees on written request to furnish copies of such information to Lessor's authorized representatives or consultants. Lessor shall treat all information furnished hereunder as confidential and shall not release such information to third parties without the written permission of Lessee, provided, however, that any such information may, subject to legal objections and other legal claims, be produced by either party in any court or arbitration proceeding involving Lessor and Lessee or any other party. Lessor shall by contract obligate its consultants to the provisions of this paragraph 13 regarding confidentiality of Lessee's data.

              14. VIOLATION OF TERMS AND CONDITIONS

              Upon the violation of any of the terms and conditions of this lease by Lessee (including the payment of rentals or royalty which shall be remedied within fifteen (15) days after written notice to Lessee) and the failure of Lessee to begin to remedy the same within sixty (60) days after written notice from Lessor so to do, specifying in said notice the nature of such default, then at the option of Lessor this lease shall forthwith cease and terminate and all rights of Lessee in and to the Leased Land shall be at an end and Lessee shall be liable for any damages that might result from such default.

                                       28

              15. NON-WAIVER CLAUSE

              This lease shall be deemed to have been made and shall be
construed and interpreted in accordance with the laws of the State of Hawaii.
The use of paragraph headings in this lease is for the purpose of convenience and the same may be disregarded in the construction of this lease. Time is hereby expressly declared to be of the essence of this lease and of each and every provision hereof. The waiver by Lessor of any breach by Lessee of any provision hereof shall not be deemed a waiver of such provision or a waiver of any other prior or subsequent breach thereof or a waiver of any breach of any other provision of this lease. Neither the acceptance of rent or royalty after notice or knowledge of a breach of any provision hereof nor any other action of
Lessor hereunder, except an express waiver in writing, shall be deemed a waiver by Lessor of any breach of any provision hereof by Lessee.

              16. COMPLIANCE WITH LAWS

              Lessee and Lessor each shall, at its own cost and expense, promptly and properly observe, comply with and execute all present and future orders, regulations, directions, rules, laws, ordinances and requirements of all governmental agencies (including, but not limited to, State, Municipal, County and Federal Governments and their departments, divisions, bureaus, boards, and officials) and in particular the Department of Land and Natural Resources of the
State of Hawaii and similar organizations as the same may apply to each of
Lessor and Lessee. Lessee and Lessor shall each have the right to contest or review, by legal procedures or in such other manner as each may deem suitable, at its own expense, any order, regulation, direction, rule, law, ordinance or requirement, and if able, may have the same cancelled, removed, revoked, or modified, provided that Lessor is not, by Lessee's contest thereof, subject to criminal prosecution and Lessor's title to the Leased Land, Leased Substances or
State Lease is not impaired and Lessee indemnifies and holds Lessor harmless from and against any civil liability as a result of such contest or review by
Lessee. Any such proceeding shall be conducted promptly and shall include, if the contesting party so decides, appropriate appeals. Whenever the requirements become final after a contest, the party bound thereby shall diligently comply with the same.

              17. RIGHT OF SURRENDER

              Before surrender of this lease, or any part thereof, Lessee shall first notify Lessor of its intention to do so. Any such surrender shall be conditioned upon Lessee's compliance with the State Lease and Geothermal
Regulations with respect thereto and Lessor must have the right to make a similar, concurrent surrender under the State Lease. Notwithstanding any surrender by Lessee, Lessor may at its option, retain its rights under the State
Lease or any other State Lease to the Leased Substances which are appurtenant to the Leased Land described in Exhibit "A". Subject to the foregoing and notwithstanding other provisions of this lease, Lessee shall have the right at any time prior to default hereunder, to quitclaim and surrender to Lessor all right, title and interest of Lessee in and to the Leased Land, or any part thereof, and thereupon all rights and obligations of the parties hereto one to the other shall cease and terminate as to the lands or areas so quitclaimed and surrendered except as to accrued monetary or royalty obligations of Lessee then payable as to which Lessee shall remain liable to Lessor, together with damages and other payments or obligations, if any, required to be performed under this agreement which have not

                                       29

been satisfied, paid and/or performed by Lessee and save and except the licenses, rights, rights of way and easements which may be specifically retained by Lessee, if Lessee is not in default. Lessee shall, however, continue to be obligated to pay Lessor the guaranteed rentals, other rentals on surface areas leased, and the royalties provided for herein. In addition and although Lessee may have previously surrendered portions of the Leased Land, Lessee shall pay annual rentals and in lieu royalty, if applicable, in full until a well has been completed on the Leased Land which either: (i) reaches a depth of 7,500 feet, or
(ii) achieves earlier Commercial production, or (iii) is earlier plugged and abandoned for technical or economic reasons and Lessee has spent $1,500,000 thereon, or until surrender by Lessee of the Leased Land in its entirety, whichever first occurs, subject, however to the other provisions of this paragraph 17. After such well has been completed on the Leased Land, and except for the guaranteed annual rentals for the first three years, Lessee shall only be obligated to pay annual rentals (and in lieu royalty, if applicable) on the portion of the Leased Land then remaining from time to time under this lease.
Notwithstanding the foregoing, no rentals reduction shall be effective if Lessee is then in default under the terms of this lease and if not, until actual cessation by Lessee of its occupancy and possession of the Leased Land or portion thereof, the execution and delivery of appropriate, recordable instruments evidencing the surrender of the Leased Land or portion thereof, and satisfaction in full of any valid damage claims relating thereto.

              Where practicable and as determined by Lessee's good faith judgment of the location of Leased Substances, Lessee shall surrender portions of the Leased Land based upon tax map key parcels (as such term is used in
Hawaii) in their entirety. However, if in Lessee's judgment Leased Substances underly only a portion of a tax map key parcel or parcels, Lessee may surrender the portion of a tax map key parcel or parcels which, it has determined to contain no Leased Substances. Lessee shall bear all costs and expenses related to such partial surrenders, or parcels, including but not limited to, costs of engineering, surveys, subdivision (if required) and other related expenses, unless such partial surrender was made to accommodate Lessor's request therefor, in which event Lessor shall bear all costs and expenses of such partial surrender. If Lessee proposes to surrender to the State of Hawaii all or any part of the Leased Land pursuant to the provisions of the State Lease and
Regulations, Lessee shall first notify Lessor in writing of Lessee's intention not less than thirty (30) days prior to making any application for approval of such surrender, including in such notice the location and acreage or interest which Lessee proposes to surrender. Upon Lessor's request, Lessee will provide
Lessor with any and all pertinent data in its possession, custody or control which may aid Lessor in determining whether such interest should be retained.
Within sixty (60) days after receipt of such notice and all pertinent data,
Lessor may at its option elect in writing to acquire for itself, or its nominee, any leasehold interest in the Leased Land which Lessee proposes to surrender to the State of Hawaii and in such event Lessee shall make, execute and deliver any and all documents which may be required to preserve, or reacquire such interest in the name of Lessor, or its nominee.

              18. TITLE

              The parties recognize that title to the Leased Substances is disputed between Lessor and the State of Hawaii; that Lessee's rights to the
Leased Substances must be and is limited to such rights as Lessor now has or may hereafter acquire as the owner of reserved lands in the State of Hawaii (which are described in Exhibit "A") and such rights as Lessor may acquire under the
State Lease. Consequently, Lessor makes no warranty either express or implied with

                                       30

respect to its ownership of the Leased Substances and if it is determined that the Leased Substances are owned by the State of Hawaii, Lessee shall nevertheless comply with the terms, covenants and conditions of this lease and shall continue to pay the rents and royalties provided elsewhere herein. In the event of litigation between the State of Hawaii and Lessor, Lessee agrees if requested to join with Lessor in defending title to the Leased Substances at
Lessor's expense. At Lessee's request and at Lessee's expense Lessor will furnish a Certificate of Title with respect to the surface of Lessor's reserved lands described in Exhibit "A".

              Lessor hereby covenants that it is the leasehold owner of the real property described in Exhibit "A", subject to the matters set forth in paragraph
2 hereof and this paragraph 18, and has the legal right to further lease the same to Lessee as herein provided.

              19.  TAXES

              With respect to real property taxes, and other ad valorem taxes,
Lessee shall pay all taxes whether separately levied or assessed on that portion of the surface occupied or used by Lessee and on Lessee's structures and improvements and the leasehold interest of Lessee. Lessor shall pay all taxes levied on structures and improvements placed on the Leased Land by Lessor and
Lessor's tenants, and shall pay for that portion of taxes levied and assessed which is represented by that part of the surface occupied or used by Lessor or its tenants.

              All other taxes levied or assessed which are attributable to
Lessee's operations hereunder and the taxation of Leased Substances shall be paid by Lessee, and Lessee shall reimburse Lessor for taxes assessed to Lessor against the Leased Land, the surface of which is utilized by Lessee for wells, roadways, pipelines, rights-of-way, and facilities utilized for the exploration, development, extraction and marketing of products produced by Lessee hereunder and any other taxes which Lessee is obligated hereunder to pay and which are assessed to Lessor. If the parties are unable to determine their respective share of taxes by reference to the tax statement and are unable to resolve the issue or issues presented, the matter shall be submitted to arbitration as provided in paragraph 9.

              In addition to said rents, royalties and all other charges of every description payable hereunder, Lessee shall pay to Lessor, at the same time Lessee pays said rents and royalties and other charges to Lessor, an amount equal to the amount, if any, payable by Lessor pursuant to the Hawaii General
Excise Tax, Law or any successor or substitute law based on gross income actually or constructively received by Lessor under or in connection with this lease, including, without limiting the generality of the foregoing, payment of any amount constructively received (to the extent so taxed) by reason of payment by Lessee to others of property taxes, insurance premiums, or any other rents, royalties, charges or costs required to be paid by Lessee hereunder.

              20. ASSIGNMENT

              (a) Subject to the provisions of this paragraph, there is hereby expressly reserved to Lessor and to Lessee the right and privilege to convey, transfer or assign, in whole or in part, or to deal with in any manner, subject to the provisions hereof, their respective rights and interest in and under this lease and agreement or in the Leased Land, or the Hot Water, Steam, Thermal
Energy, or electric power produced on or from the Leased Land, but in the event
Lessor shall sell

                                       31

or transfer any part or parts of the Leased Land or any interest in the aforesaid substances therefrom, Lessee's obligations hereunder shall not thereby be altered, increased, or enlarged, but Lessee may continue to operate the
Leased Land and to pay and settle royalties as an entirety.

              (b) In the event Lessee shall elect to sell, sublease, assign or transfer all or part of its interest in all or a part of the Leased Land to any individual, firm or corporation, it is agreed that the consent of Lessor shall first be obtained, and any sale, sublease, assignment or transfer which is made without Lessor's consent shall be void.

              (c) Lessor may arbitrarily and unreasonably withhold consent to a partial assignment of rights hereunder with respect to a specific divided portion of the Leased Land.

              (d) Lessor shall not arbitrarily or unreasonably withhold its consent in the event Lessee should elect to assign all of its rights hereunder to a proposed purchaser that is financially and technically qualified to undertake Lessee's obligations hereunder. If said assignment is to a purchaser that has net assets equal to or more than Lessee had at the commencement of this lease and is otherwise as well or better qualified financially and technically to undertake Lessee's obligations hereunder, then and in such event Lessor's consent to any such assignment shall release Lessee from any further obligations under this lease.

              (e) After the first permitted sale, transfer or assignment which is made pursuant to the provisions of subparagraph (d) of this paragraph 20,
Lessor shall be entitled to demand and receive, as a condition precedent to each further and subsequent sale, transfer or assignment, fifty percent (50%) of the profits realized from such sale, transfer or assignment unless facilities utilizing Leased Substances from the Pooled Lands, capable of generating twenty-five megawatts or more of electricity has been completed prior to any such sale, transfer or assignment (or capable of generating an additional twenty-five megawatts, or such lesser amount as to bring the total to at least fifty megawatts, of electricity if facilities as aforesaid capable of producing twenty-five megawatts or more of electricity had been completely constructed at the time such seller, transferor or assignor received on assignment of this lease). After the completion of facilities as aforesaid capable of generating fifty megawatts or more of electricity, Lessor shall not be entitled to receive any profits accruing from any subsequent sale, transfer or assignment.

              (f) Notwithstanding the foregoing of this paragraph 20, if Lessee first provides Lessor with a copy of the documents involved, Lessor hereby agrees to consent, without additional consideration therefor, to any sale, sublease, assignment, transfer, pledge or mortgage of Lessee's rights if, and only if:

              (1) Any such sale, sublease, assignment, or transfer is made to a parent, or subsidiary or affiliated corporation of either of the Lessees; or

              (2) Any such sale, sublease, assignment or transfer is made to a joint venture where Lessee is the operator of the venture or to a partnership of which Lessee is a partner and retains at all times an interest of twenty-five percent (25%) or more in the organization to whom this lease has been assigned;
or

              (3) Any pledge or mortgage of this lease and/or assignment for security of Lessee's share of the Leased Substances which is made or given by
Lessee to secure a bonafide loan, the

                                       32

proceeds of which are to be used in the development of Leased Substances on or from the Pooled Lands and which is made to a recognized lending institution, the
Federal government, State of Hawaii and/or the County of Hawaii. During the
continuance in effect of any authorized pledge or mortgage of this lease and/or of Lessee's share of Leased Substances, Lessor will not terminate this lease because of any default on the part of Lessee to observe or perform any of the covenants, conditions or agreements herein contained if the mortgagee or its assigns, within 90 days (or shorter period as hereinafter provided) after Lessor has mailed to the mortgagee or its assigns at the last known address thereof a written notice of intention to terminate this lease for such cause, shall cure such default, if the same can be cured by the payment of money, or if such is not the case, shall undertake in writing to perform and shall thereafter perform all the covenants of this lease capable of performance by the mortgagee or its assigns until such time as this lease shall be sold upon foreclosure of such mortgage commenced promptly and completed with due diligence, and upon foreclosure sale of this lease the time for performance of any obligation of
Lessee then in default other than payment of money shall be extended by the time reasonably necessary to complete such performance with due diligence, and any default consisting of Lessee's failure promptly to discharge any lien, charge or encumbrance against said premises junior in priority to such mortgage shall be deemed to be duly cured if such mortgage shall be foreclosed by appropriate action instituted within said 90-day period (or shorter period as hereinafter provided) and thereafter prosecuted in diligent and timely manner. The proposed purchaser of Lessee's leasehold interest herein at the foreclosure sale, or any negotiated sale permitted by the Court, shall be subject to Lessor's approval, which approval shall not be unreasonably withheld if, and only if, such proposed purchaser (i) is as well or better qualified financially as Lessee was at the time of commencement of this lease, and (ii) has the technical expertise and experience as a geothermal developer to undertake the obligations and responsibilities of Lessee, hereunder. Such purchaser shall be obligated under this lease only during the period of time which the purchaser shall be the owner of Lessee's rights hereunder. If, and only if, the State Lease and Geothermal
Regulations require that the default be cured in a period of less than 90 days after the date of such notice, Lessor will give such shorter notice period as shall be required to insure that there shall be no default under the State
Lease.

              (g) Notwithstanding any assignment of this lease, Lessee will remain liable for the performance of the provisions of this lease, except as expressly hereinabove set forth. Any consent of Lessor to any sublease, assignment, transfer, mortgage, conveyance, encumbrance or agreement shall not be or be deemed or construed as a consent to any other, different or subsequent sublease, assignment, transfer, mortgage, conveyance, encumbrance or agreement, nor as a waiver or exhaustion of any of the provisions of this lease. The provisions and agreements contained in this lease with respect to Lessee shall be applicable to any and all sublessees, assignees, transferees, mortgagees, and other persons holding or claiming any of the rights or interest of Lessee under this lease.

              (h) All the provisions of this paragraph 20, except as to the provisions of subparagraphs (b) and(c), shall be subject to arbitration in the event of a dispute as to whether they are being complied with.

                                       33

              21. CONSENT OR APPROVAL OF STATE OF HAWAII

              Lessee agrees to obtain the prior consent or approval of the State of Hawaii in all cases required under the State Lease and Lessor shall obtain any prior Consent or approval needed to enable it to enter into this sublease.

              22. FORCE MAJEURE

              Any obligation of Lessee hereunder shall be suspended, while
Lessee is prevented from complying therewith, in whole or in some material part, by a situation or condition beyond the control of Lessee (including but not limited to acts of God, strikes, lockouts, riots, inability to secure labor or materials in the open market, action of the elements, earthquakes, volcanic eruptions, laws, rules or regulations of any Federal, State, Municipal or other governmental agency, authority or representative having jurisdiction, litigation or administrative proceedings) which occurs and continues to exist despite
Lessee's timely, diligent and good faith efforts to rectify such situation or condition. If Lessee is prevented from performing an obligation under this lease by reason of force majeure and by reason thereof Lessee is unable to perform some obligation which is a pre-requisite to or condition of the continuance of either the primary or additional term of this lease, then the applicable term shall be likewise extended, but not beyond the term provided in paragraph 3 and, if applicable, the State Lease. To qualify for a suspension of such obligation and an extension of the primary or additional terms, Lessee must notify Lessor within ninety (90) days after the occurrence of the condition of force majeure to the extent it is known or should have been known to a reasonable person and must give Lessor the full particulars of the delay or failure to act on the part of Lessee that is caused by reasons of force majeure. In addition, Lessee must take diligent, affirmative action to remedy the delay or failure to act with all reasonable dispatch, but shall not be required to settle any labor disputes upon terms which Lessee shall find unacceptable, and within thirty (30) days of the day that the aforementioned situation or condition is cured, Lessee shall give
Lessor written notice of such curative action. Notwithstanding the foregoing,
Lessee will comply with the provisions of this lease which Lessee is not prevented from performing including but not limited to the payment of annual rentals (as the same may be reduced as hereinafter provided in paragraph 23) and royalties provided for in this lease.

              Lessee's reasons for application of force majeure must also qualify Lessor to obtain approval thereof under the State Lease.

              23. DESTRUCTION OF FACILITIES

              If at any time or times during said term the wells, pipelines or facilities on the Pooled Lands designed for the production, delivery or use of
Leased Substances are so damaged or the production of Leased Substances on or from the Pooled Lands to such facilities on or off the Pooled Lands ceases or is diminished by reason of lava flows, volcanic disturbances, eruptions, or seismic actions so as to interrupt the sale or use of Leased Substances, the annual rental payable hereunder pursuant to paragraph 5 shall be reduced (calculated to the nearest dollar) in the proportion which the sustained capability of production after such event bears to the sustained capability of production before such event. Such proportion shall be determined by mutual agreement of the parties hereto or, in the event the parties hereto shall fail to reach

                                       34

agreement within sixty (60) days after such event, the matter shall be determined by arbitration as provided in paragraph 9 hereof. As the wells, pipelines and facilities for the production, sale or use of Leased Substances are restored to service and the sale or use of Leased Substances increases, the annual rental shall be proportionately increased until such rental reaches the level which would otherwise be payable but for such interruption.

              24. COMPLIANCE WITH PROVISIONS OF STATE LEASE

              This lease is made subject to all the terms, covenants and conditions of the State Lease and Geothermal Regulations and is made upon the express condition that pending the determination of ownership of the Leased
Substances, and thereafter if the State is successful in its claim of ownership to the Leased Substances, Lessee shall assume all of the obligations and comply with each and every provision of the State Lease. Lessee shall save and hold
Lessor harmless with respect to claims made by the State of Hawaii arising out of the performance, non-performance or breach of any terms or conditions of the
State Lease. As a further condition of this lease, Lessee agrees that a breach of the provisions of the State Lease shall be deemed to be a breach of the provisions of this lease. Neither Lessor, in its capacity as Lessee under the
State Lease, nor Lessee shall take any action with respect to the State Lease, including any surrender, termination, extension or renewal thereof, that may, adversely affect the other party without the prior written consent of the other party.

              Notwithstanding the foregoing Lessee shall comply with the terms, covenants and conditions of this lease.

              25. RENEWAL OR EXTENSION OF STATE LEASE

              Upon the expiration or sooner termination of the State Lease,
Lessor shall have the first right as between Lessor and Lessee to apply for and to obtain any renewal or extension of the State Lease. In such event the parties agree to renew or extend this lease for a term equivalent to the term of the renewal or extension of the State Lease, subject to the following conditions:

              (a) Lessee is not then in default in performance of its
obligations under the terms and conditions of the State Lease and this lease.

              (b) All ground leases demising portions of the Leased Land to
Lessee shall be renewed or extended for similar terms, provided, however, that beginning with the commencement of the renewed or extended term of each ground lease and every five (5) years thereafter during the continuance of the term of the particular ground lease, the annual rent shall be adjusted by determining the then prevailing rate of return utilized in determining rent in Hawaii for commercial/industrial projects and multiplying it by the then fair market value of the demised land based on Lessee's use of the surface but without regard to the encumbrance of the leasehold interest and exclusive of improvements made by
Lessee.

              If the parties are unable to agree on the prevailing rate of return or on the fair market value of the demised land at least ninety (90) days before the commencement of each five (5) year period, the matter shall be submitted to arbitration as provided in paragraph 8 (p)(l)(d) and paragraph 9 hereof.

                                       35

              (c) Lessor and Lessee shall agree upon fair and reasonable royalty rates to be payable to Lessor beginning with the commencement of the renewed or extended term hereof and every fifteen (15) years thereafter during the continuance of, the renewed or extended term of this lease. If the parties are unable to reach written agreement with respect to said royalty rates from time to time for the respective ensuing portions of said term, the matter shall be submitted to arbitration as provided in paragraph 9 hereof. In no event shall royalty rates payable to Lessor be less than the royalty rates paid to Lessor during the period preceding the period for which royalty rates are required to be renegotiated or arbitrated hereunder.

              (d) All other provisions of this lease shall apply to and bind both Lessor and Lessee during the renewed or extended term of this lease.

              In the event that Lessor has been determined to be the owner of the Leased Substances, then the maximum terms of up to sixty-five (65) years of this lease and all ground leases shall be extended for so long thereafter as
Leased Substances, or any of them, be derived or produced in Commercial quantities from the Pooled Lands and for so long, as well, as Lessee is prevented from producing same, or the obligations of Lessee hereunder are suspended for the causes herein set forth, and/or for so long as Continuous
Drilling, or Reworking Operations are diligently prosecuted by Lessee. In such event, except for references to the State Lease and to renewed or extended terms, all of the provisions of paragraphs (a) through (d) of this paragraph 25 shall continue to apply during the period of the indeterminate extensions of the terms of this lease and the ground leases.

              26. ARCHAEOLOGICAL STUDIES

              Lessee will cause to be performed at its expense, prior to commencement of any work on the Leased Land, archaeological studies by the
Bishop Museum Staff, and will set aside and not disturb all sites determined to have significant archaeological value. Lessor hereby excepts and reserves from this demise all objects of historical interest and all antiquities including all specimens of Hawaiian or other ancient art or handicraft which may be on the
Leased Land. Lessee will, forthwith after the finding or discovery of same, deliver up to Lessor all such objects and antiquities.

              27. MOST FAVORED NATIONS CLAUSE

              Except as set forth below in this paragraph 27, if Lessee enters into any agreement with any other person other than Bishop providing for development of Leased Substances in the Puna District on terms or conditions which are, taken as a whole, more favorable to such other person than those contained herein, then Lessor shall be entitled to an adjustment to the terms of this lease designed to make the terms hereof on the whole comparable to such other agreement.

              Lessee shall promptly notify Lessor of each agreement made with others, and shall set forth in such notice whether, in Lessee's opinion, the terms and conditions thereof are or are not, taken as a whole, more favorable than those contained hereunder. Lessor shall within sixty (60) days thereafter advise Lessee whether or not Lessor desires an adjustment. If Lessor elects to take such adjustment, then any necessary adjustment to the terms of this lease will be made as soon as practicable thereafter.

                                       36

              The determination of whether an agreement with a third party is more favorable or not will take into account the dollar value of each and every term or condition in such agreement and, if actual data is not available, will use reasonable assumptions as to the expected production and sale of Leased
Substances, as well as to the timing and risks associated with obtaining such production.

              In the event Lessee is unable to determine whether or not an agreement with a third party is more favorable, or in the event Lessee determines such agreement is comparable to the terms and conditions of this lease, Lessee shall still notify Lessor of such agreement and shall advise
Lessor of the terms and conditions contained therein. Within sixty (60) days of the receipt of such notice, Lessor shall advise Lessee if Lessor believes such agreement is on the whole more favorable in its terms and conditions than those contained herein. Lessee shall within ten (10) days thereafter either make the necessary adjustment or submit the matter to arbitration.

              If Lessor and Lessee are unable to reach agreement under this paragraph 27 as to the method of adjustment, the matter shall be submitted to arbitration in accordance with the provisions of paragraph 9 hereof.

              The determination of whether an agreement with a third party is on the whole more favorable than the terms of this lease and the determination of the method of adjustment, whether determined by agreement of the parties or by decision of the arbitrators, will be binding upon both parties when made and will not be subject to re-opening. In addition, the terms of this paragraph 27 shall no longer be applicable 20 years from the date hereof or when there is
200,000 EW of installed capacity for generation of electricity from geothermal resources in the Puna District whichever occurs first.

              Notwithstanding the foregoing, Lessee may enter into agreements with others in the Puna District for development of Leased Substances on terms on the whole more favorable than those contained in this lease or in the Bishop
Lease without having such terms affecting the terms hereof or of the Bishop
Lease in either or both of the following circumstances:

              A. Where the title of such other landowner to Leased Substances is not clouded by any asserted or apparent claim by the State or any third party, provided that the overall royalty burden does not exceed the royalties provided for in the State Lease plus the royalties contained herein; and/or

              B. Where the acreage contained within a landowner's parcel is less than one hundred fifty (150) acres and by reason thereof it becomes necessary for Lessee to pay a higher per acre rate of annual rental than is contained herein or in the Bishop Lease, provided that a landowner's lands may not be divided or parceled with the intent of bringing such parcel within this subparagraph B.

              28. NOTICE

              Any notice herein required or permitted to be given or furnished by one party to the other shall be in writing. Delivery of such written notice to Lessor shall be made by depositing the same in the United States mail duly certified and addressed to Lessor at P.O. Box 374, Hilo, Hawaii 96720, and delivery of such written notice to Lessee shall be made by depositing the

                                       37

same in the United States mail duly certified and addressed to Dillingham
Corporation at P.O. Box 3468, Honolulu, Hawaii 96801, Attention General Counsel,
and by telex or telegram to President of Thermal Power Company at 601 California
Street, San Francisco, California 94108. Either party hereto may by written notice to the other party change its address to any other location.

              Anything in this lease to the contrary notwithstanding, since
Lessee is by the terms hereof obligated to perform in Lessor's behalf all of
Lessor's obligations under the State Lease and since Lessee has no direct contractual relationship with the State, Lessor hereby covenants and agrees that it will promptly provide to Lessee a copy of any notice or other communication received from the State which relates to the obligations under the State Lease and, until and unless the State formally substitutes Lessee hereunder for
Lessor, in so far as notices are concerned under the State Lease, Lessor will hold Lessee harmless from any damages Lessee may suffer by reason of Lessor's failure to so provide Lessee with a copy of any notice from the State within sufficient time to allow Lessee to take such action as is required by such notice. Lessee agrees promptly to provide Lessor with a copy of any such notice or other communication which it receives directly from the State, and will hold
Lessor harmless from any damages Lessor may suffer by reason of Lessee's failure to so provide Lessor with a copy of any such notice or communication from the
State within sufficient time to allow Lessor to take such action as is required by such notice.

              29. SAVINGS CLAUSE

              In the event any part or portion or provision of this instrument shall be found or declared to be null, void or unenforceable for any reason whatsoever by any Court of competent jurisdiction or any governmental agency having authority thereover, then and in such event only such part, portion or provision shall be affected thereby, and such finding, ruling or decision shall not in any way affect the remainder of this instrument or any of the other terms or conditions hereof, which said remaining terms and conditions shall remain binding, valid and subsisting and in full force and effect between the parties hereto, it being specifically understood and agreed that the provisions hereof are severable for the purposes of the provisions of this clause. In this connection, this lease shall not in any event extend beyond such term as may be legally permissible under present applicable laws, and should any such applicable law limit the term hereof to less than that herein provided, then this lease shall not be void but shall be deemed to be in existence for such term and no longer.

              30.  DEFINITIONS

              For the purposes hereof, the following definitions shall apply:

              (a) The term "Geothermal Regulations" shall mean the regulations on leasing of geothermal resources and drilling for geothermal resources in
Hawaii adopted by the Board of Land and Natural Resources of the State of
Hawaii, effective as of May 19, 1978, as now or hereafter amended;

              (b) The terms "Hot Water", "Steam" and "Thermal Energy" shall mean natural geothermal water and/or steam and shall also mean the natural heat of the earth and the energy

                                       38

present in, resulting from or created by, or which may be extracted from, the natural heat of the earth or the heat below the surface of the earth, in whatever form such heat or energy occurs;

              (c) The term "Extractable Minerals" shall mean any minerals in solution in the well effluence, all minerals and gases produced from any well or wells or by condensing steam or by processing water produced from the effluence of any such well or wells; said term shall also include any water so produced or obtained from condensation of steam; and further provided that the term shall not include oil, hydrocarbon gases and other hydrocarbon substances (which are not among leased substances);

              (d) The term "Leased Substances" shall collectively refer to the matter, substances and resources, defined in (b) and (c) above, that are the subject of this lease;

              (e) The term "Power Potential" as used herein with respect to any well or wells shall mean the quantity, or units, of energy capable of being recovered from the Hot Water, Steam or Thermal Energy produced therefrom by means of any energy conversion or utilization facility (including, but not limited to, electrical generating facilities) or equipment designed for use thereof;

              (f) The term "Sufficient Power Potential" as used herein shall be deemed to mean that Power Potential which shall be reasonably sufficient for the commercial sale or utilization thereof, or shall warrant the construction of facilities for the commercial sale or other utilization thereof, or shall justify additional drilling or other operations on the Leased Land; but such
Sufficient Power Potential shall in any event have a generating capacity of at least 1,000 kilowatts;

              (g) The word "Commercial" used in connection with various phrases herein shall mean those quantities of Leased Substances produced, sold or used, or capable of being produced, sold or used, the value of which, after deducting operating costs (or extraction costs in case of extractable minerals), will provide a net return over costs sufficient to reasonably continue production thereof or to elect to proceed with further development or exploratory operations on the Leased Land;

              (h) The term "Continuous Drilling Or Reworking Operations" shall mean the continuous operations performed by Lessee in drilling or reworking
(which requires a drilling rig capable of developing Commercial production on the site and which shall include but not be limited to drilling, deepening, plugging back, redrilling, repairing, and cleaning out) wells on the Leased
Land, (whether on the same or different wells) with no cessation of operations of more than sixty (60) days in a good faith effort to find, establish, or re-establish production;

              (i) "Severance Damages" shall mean damages suffered by Lessor as to a particular portion or portions of the Leased Land which are caused by
Lessee's taking or using portions of Leased Land for its operations hereunder which result in restricting Lessor's use of the remaining land, reduce efficiency of Lessor's operations or the productivity of the remaining land, or diminish its value;

              (j) "Farmable Condition," shall mean clearing the land of Lessee's structures, leveling of the ground and restoration of the particular tract of land and its irrigation and

                                       39

drainage systems (including leveling to grade with other lands in the tract) so that the soil is substantially the same as the original soil and can be as productively used as it was at the inception of this lease for the original crop cultivation.

              31. APPLICABILITY

              This lease and agreement and all of the terms, covenants and conditions hereof shall extend to the benefit of and be binding upon the respective successors and assigns of the parties hereto.

              32.  RESTRUCTURING

              Lessee may seek governmental financing in connection with the development of Leased Substances or the facilities related thereto. Lessor hereby agrees to cooperate in restructuring or revising this lease to meet the requirements of the governmental financing agency or agencies, provided, however that any proposal to revise or restructure this lease shall not have an adverse economic effect on Lessor insofar as the lease terms, rentals, royalties and other charges payable hereunder are concerned and shall not otherwise enlarge
Lessor's obligations or unreasonably or materially affect Lessor's rights.

              33.  CONFIDENTIALITY

              The terms hereof shall be held in the strictest confidence between the parties hereto and shall not be disclosed to any third party without the prior written consent of Lessor and Lessee. Nothing herein contained shall be construed to prevent either party from disclosing such terms after ten (10)
days' prior written notice thereof to the other party if, in the opinion of their attorneys, such disclosure is required to comply with any federal, state or local law, rule or regulation or is necessary to secure any federal, state or local governmental approval required to conduct operations hereunder or is necessary to obtain Court approval hereof.

              34. FURTHER DOCUMENTS

              Lessor and Lessee agree to execute such other documents,
certificates, agreements or other written instruments as may be necessary or deemed useful by either party to evidence the agreement contained herein or to carry out the provisions hereof. If either party is required or desires to place this agreement on the public record the parties shall execute a short form of lease which shall be in form sufficient to convey public notice of the interests herein created but shall not contain any of the details and economics herein contained.

              35.  AMENDMENTS

              Neither this lease nor any of its terms may be amended, waived or altered in any way except by a formal written agreement executed by both Lessor and Lessee. No agent of either party (other than the President or any Vice
President of Dillingham Corporation and Thermal Power Company acting together and the General Partner of Lessor) shall have the power to execute a written agreement and to waive, alter or amend this lease or any of the terms hereof.

              36. EXPENSES OF LESSOR AND LESSEE

                                       40

              Except as otherwise expressly provided in this lease, Lessee will pay to Lessor, within ten days after the date of mailing or personal delivery of statements therefor, all costs and expenses including reasonable attorneys' fees paid or incurred by Lessor but required to be paid by Lessee under any covenant herein contained or paid or incurred by Lessor in enforcing any of Lessee's covenants herein contained, in protecting itself (Lessor) against any breach thereof, in remedying any breach thereof, in recovering possession of the Leased land or any part thereof and/or of Lessee's interest and rights therein and thereto, in collecting or causing to be paid any delinquent rent, taxes or other charges hereunder payable by Lessee, or in connection with any litigation (other than condemnation proceedings) commenced by or against Lessee to which Lessor shall without fault be made parties. Except as otherwise expressly provided in this lease, Lessor will pay to Lessee within ten days after the date of mailing or personal delivery of statements therefor, all costs and expenses including reasonable attorneys' fees paid or incurred by Lessee but required to be paid by
Lessor under any covenant herein contained or paid or incurred by Lessee in enforcing any of Lessor's covenants herein contained, in protecting itself
(Lessee) against any breach thereof, in remedying any breach thereof, in collecting or causing to be paid any delinquent charges hereunder payable by
Lessor, or in connection with any litigation (other than condemnation proceedings) commenced by or against Lessor to which Lessee shall without fault be made a party.

              37. JOINT AND SEVERAL LIABILITY

              Dillingham Corporation and Thermal Power Company shall be jointly and severally liable for observance and performance of all obligations and responsibilities of Lessee herein and on the part of Lessee to be observed and performed.

              38. SERVICE OF PROCESS, AND APPLICABLE LAW

              Lessee agrees that service of process on Dillingham Corporation or on Thermal Power Company made in the manner provided by the law of the State of
Hawaii shall constitute service on the party so served and that the laws of the
State of Hawaii shall apply to any claims or disputes between the parties hereto.

              IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed as of the date hereinabove first written.

              KAPOHO LAND PARTNERSHIP,
                  a Hawaii Limited               DILLINGHAM CORPORATION
                  Partnership

              By Kapoho Management Co.,
                  Inc., a Hawaii                    By [___________________]
                  Corporation, as its                   Its Group Vice President
                  General Partner

                                       41

              By [_______________]                  By [___________________]
                  Its [_____________]                   Its [_______________]

                                                    THERMAL POWER COMPANY

              By [_______________]                  By [_______________]
                  Its [____________]                    Its [_____________]

              By [_______________]                  By [_______________]
                  Its [____________]                    Its [_____________]

                                       42

                                   EXHIBIT "A"

     ALL of those certain parcels of land (portion of the land described in and covered by Royal Patent 4497, Land Patent 8177, Land Commission Award No. 8559,
Apana 5 to C. Kanaina) situate, lying and being at Kapoho, District of Puna,
Island, County and State of Hawaii, and as shown on the attached.

                             Third Taxation Division

Tax   Map   Key   Zone   Section   Plat      Parcel             Area
---   ---   ---   ----   -------   ----   ------------   ------------------
 "     "     "      1  -    4    -  01  -   1            247.00   acres +/-
 "     "     "      1  -    4    -  01  -   2(portion)   349.0587 acres +/-
 "     "     "      1  -    4    -  01  -   3              3.741  acres +/-
 "     "     "      1  -    4    -  01  -   19           215.242  acres +/-
 "     "     "      1  -    4    -  01  -   58             0.758  acres +/-
                                                         --------

                               Total Land Area Covered   815.7997 acres +/-

                            [Graphic: Area Plat Map]

                                       18

                                   DESCRIPTION

                                      LOT 1
                                  (Power Plant)

                      A Portion of L.P. 8177 and R.P. 4497,
                      L.C. Aw. 8559, Apana 5 to C. Kanaina

                     Kapoho, Puna, Island of Hawaii, Hawaii

Beginning at the northwest corner of this parcel of land and on the southerly side of Kapoho-Pahoa Road, the coordinates of said point of beginning referred to Government Survey Triangulation Station "KALIU" being 11,468.94 feet North and 8,724.33 feet East and running by azimuths measured clockwise from True
South:

1.   241 DEG. 46' 24"     71.21 feet along Kapoho-Pahoa Road;

                    Thence along Lot 2, the remainder of
                    L.P. 8177 and R.P. 4497, L.C Aw. 8559,
                    Apana 5 to C. Kanaina for the next
                    thirty-five (35) courses, the azimuths
                    and distances between points being:

2.   Following along a curve to the left having a radius of 20.00 feet, the chord azimuth and distance
                    being:
                    11 DEG. 28' 45"   30.77 feet;

3.   321 DEG. 11'       1234.51 feet;

4.   Thence along a curve to the left having a radius of 1985.00 feet, the chord azimuth and distance
                    being;
                    315 DEG. 53' 30"   366.14 feet;

5.   310 DEG. 36'        258.68 feet;

6.   302 DEG. 52'        413.75 feet;

7.   305 DEG. 20' 30"     29.52 feet;

8.     6 DEG. 11' 30"    149.78 feet;

9.   256 DEG. 34' 30"    173.94 feet;

10.  305 DEG. 20' 30"     45.58 feet;

11.  215 DEG. 20' 30"     35.00 feet;

12.  305 DEG. 20' 30"    208.56 feet;

13.  245 DEG. 48'         52.93 feet;

                                    EXHIBIT A

                                  (Page 1 of 3)

Lot 1 (Power Plant)

14.  335 DEG. 48'        186.32 feet;

15.  245 DEG. 48'        100.00 feet;

16.  335 DEG. 48'        288.68 feet;

17.   65 DEG. 48'        164.00 feet;

18.  335 DEG. 48'        150.00 feet;

19.   65 DEG. 48'        200.00 feet;

20.  155 DEG. 48'        150.00 feet;

21.   65 DEG. 48'        412.78 feet;

22.   67 DEG. 50' 04"    250.00 feet;

23.  155 DEG. 48'         49.10 feet;

24.   68 DEG. 18' 50"    114.52 feet;

25.  155 DEG. 48'         50.00 feet;

26.  248 DEG. 18' 50"    296.32 feet;

27.  155 DEG. 48'        191.00 feet;

28.  245 DEG. 48'        124.00 feet;

29.  155 DEG. 48'        219.00 feet;

30.  245 DEG. 48'         28.81 feet;

31.  186 DEG. 11' 30"    412.91 feet;

32.  122 DEG. 52'        232.94 feet;

33.  130 DEG. 36'        409.32 feet;

34.  Thence along a curve to the right having a radius of 2015.00 feet, the chord azimuth and distance
                    being:
                    135 DEG. 53' 30"   371.67 feet;

35.  14l DEG. 11'       1247.59 feet;

36.  Thence along a curve to the left having a radius of 20.00 feet, the chord azimuth and distance being:
                    101 DEG. 28' 42" 25.55 feet to the
                    point of beginning and containing an
                    area of 13.709 Acres.

SUBJECT, However to the following Easements:

                                  (Page 2 of 3)

Lot 1 (Power Plant)

I.   Grant of Utility Easement dated March 6, 1987 recorded in Liber 20745, page
     356.

July 9, 1990                                ISLAND SURVEY INC.
Hilo, Hawaii

                                            /s/ Robert T. Shirai
                                            ------------------------------------
TMK: 1-4-01:02 portion                      Robert T. Shirai
            19 portion                      Registered Land Surveyor LS-5985

                                  (Page 3 of 3)

                                    EXHIBIT B

Existing leases, tenancies, licences and rights-of-entry affecting the leased land.

     1. Unrecorded lease to A. Philipe of Pahoa, Hawaii, comprising a portion of land designated as Tax Map Key 1-4-01-01 and containing an area of 5 acres, more or less.

     2. Unrecorded lease to A. Carbonero of Pahoa, Hawaii, comprising a portion of land designated as Tax Map Key 1-4-01-01 and containing an area of 23 acres, more or less.

     3. Unrecorded lease to Mrs. E. Combes of Keaau, Hawaii, comprising a portion of land designated as Tax Map Key 1-4-01-01 and containing an area of 15 acres, more or less.

     4. Unrecorded lease to E & A Farms of Pahoa, Hawaii, comprising a portion of land designated as Tax Map Key 1-4-01-01 and containing an area of 19.57 acres, more or less.

     5. Unrecorded lease to Mrs. F. Hanohano of Pahoa, Hawaii, comprising a portion of land designated as Tax Map Key 1-4-01-01 and containing an area of 2 acres, more or less.

     6. Unrecorded lease to R. Kim of Hilo, Hawaii, comprising a portion of land designated as Tax Map Key 1-4-01-01 and containing an area of 15 acres, more or less.

     7. Unrecorded lease to P. Lagutan of Pahoa, Hawaii, comprising a portion of land designated as Tax Map Key 1-4-01-01 and containing an area of 6 acres, more or less.

     8. Unrecorded lease to Mrs. R. Lombe of Pahoa, Hawaii, comprising a portion of land designated as Tax Map Key 1-4-01-01 and containing an area of 5.20 acres, more or less.

     9. Unrecorded lease to D. Tagalicod of Pahoa, Hawaii, comprising a portion of land designated as Tax Map Key 1-4-01-01 and containing an area of 13 acres, more or less.

     10. Unrecorded lease to G. Uyeda of Pahoa, Hawaii, comprising a portion of land designated as Tax Map Key 1-4-01-01 and containing an area of 7 acres, more or less.

     11. Unrecorded lease to Mrs. G. Aguinaldo of Pahoa, Hawaii, comprising a portion of land designated as Tax Map Key 1-4-01-01 and containing an area of 6 acres, more or less.

     12. Unrecorded lease to A. Carbonero of Pahoa, Hawaii, comprising a portion of land designated as Tax Map Key 1-4-01-01 and containing an area of 6 acres, more or less.

     13. Unrecorded lease to Mrs. R. Lombe of Pahoa, Hawaii, comprising a portion of land designated as Tax Map Key 1-4-01-01 and containing an area of
1.80 acres, more or less.

     14. Unrecorded lease to D. Tagalicod of Pahoa, Hawaii, comprising a portion of land designated as Tax Map Key 1-4-01-01 and containing an area of 6 acres, more or less.

     15. Unrecorded lease to Mrs. G. Basilio of Pahoa, Hawaii, comprising a portion of land designated as Tax Map Key 1-4-01-01 and containing an area of
4.75 acres, more or less.

     16. Unrecorded lease to P & S Farms of Pahoa, Hawaii, comprising a portion of land designated as Tax Map Key 1-4-01-02 and containing an area of 34 acres, more or less.

     17. Unrecorded lease to Puna Papaya, Inc. of Keaau, Hawaii, comprising a portion of land designated as Tax Map Key 1-4-01-02 and containing an area of
200 acres, more or less.

                                   Page 1 of 2

     18. Unrecorded lease to Mrs. G. Aguinaldo of Pahoa, Hawaii, comprising a portion of land designated as Tax Map Key 1-4-01-19 and containing an area of 7 acres, more or less.

     19. Unrecorded lease to B. Andres of Keaau, Hawaii, comprising a portion of land designated as Tax Map Key 1-4-01-19 and containing an area of 16.50 acres, more or less.

     20. Unrecorded lease to Mrs. P. Guerro of Keaau, Hawaii, comprising a portion of land designated as Tax Map Key 1-4-01-19 and containing an area of
8.64 acres, more or less.

     21. Unrecorded lease to P. Lagutan of Pahoa, Hawaii, comprising a portion of land designated as Tax Map Key 1-4-01-19 and containing an area of 7 acres, more or less.

     22. Unrecorded lease to E. Baring of Keaau, Hawaii, comprising a portion of land designated as Tax Map Key 1-4-01-19 and containing an area of 3 acres, more or less.

     23. Unrecorded lease to T. Nicoles of Keaau, Hawaii, comprising a portion of land designated as Tax Map Key 1-4-01-19 and containing an area of 5 acres, more or less.

     24. Unrecorded lease to A. Tamayo of Hilo, Hawaii, comprising a portion of land designated as Tax Map Key 1-4-01-19 and containing an area of 6 acres, more or less.

     25. Unrecorded lease to J. Pauline of Keaau, Hawaii, comprising a portion of land designated as Tax Map Key 1-4-01-19 and containing an area of 10 acres, more or less.

     26. Unrecorded lease to E & A Farms of Pahoa, Hawaii, comprising a portion of land designated as Tax Map Key 1-4-01-19 and containing an area of 9 acres, more or less.

                                   EXHIBIT C

     ALL those two (2) certain parcels of land situate in the District of Puna,
County and State of Hawaii, containing a total net area of 3490.58 acres, more or less, as delineated on Bishop Estate Map 6003 filed in the office of Lessors and being more particularly described as follows:

A. Kauaea (L.P. 8200, R. Ps. 4475 and 6883, Ap. 14 to V. Kamamalu).

     Beginning at a "K" cut on stone slab at the Northwest corner of this parcel of land, the Southwest corner of Lot 1 of Land Court Application 1800, the coordinates of said point of beginning referred to Government Survey
Triangulation Station "KALIU" being 1,950.82 feet North and 13,840.10 feet West, and running thence by azimuths measured clockwise from true South:

 1.  274(degrees)   51'  45"  21,362.0  feet along the lands of keahialaka and
                                        Malama, to a pipe in concrete and ahu;

 2.  309(degrees)   05'  00"  11,385.0  feet along the land of Malama to a 1"
                                        pipe in concrete;

 3.  277(degrees)   02'  00"     288.0  feet along same to a 1" pipe in
                                        concrete;
                                        Thence along the shoreline, the direct
                                        azimuth and distance to the
                                        Kauaea-Iliililoa boundary being

4.    52(degrees)   00'  00"   2,393.0  feet, more or less;

5.   120(degrees)   42'  00"     417.0  feet along Grant 3954 to J.T. Baker;

6.   125(degrees)   14'  00"     525.00 feet along same;

7.   143(degrees)   42'  00"     349.00 feet along same;

8.   145(degrees)   25'  00"     749.00 feet along same;

9.   135(degrees)   00'  00"   1,212.00 feet along same;

10.  134(degrees)   50'  00"     186.00 feet along same;

11.  135(degrees)   34'  00"      93.00 feet along same;

12.  142(degrees)   15'  00"     236.00 feet along same;

13.  129(degrees)   03'  00"     186.00 feet along same;

14.  132(degrees)   04'  00"     200.00 feet along same;

15.  130(degrees)   05'  00"     170.00 feet along same;

16.   75(degrees)   09'  00"     299.00 feet along same;

17.   55(degrees)   12'  00"     341.00 feet along same to a "x" on set stone;

18.  122(degrees)   41'  00"   1,427.60 feet along Grant 5527 to Sam Kakalia to
                                        an old stone pile;

19.   80(degrees)   15'  00"     619.9  feet along same to a "x" cut on puhala
                                        (tree);

20.  101(degrees)   45'  00"   1,240.0  feet along same to an iron bar in
                                        concrete;

21.  101(degrees)   45'  00"      46.4  feet along Grant 6670 to J. Hekekia to
                                        a pipe in concrete and ahu;

22.  101(degrees)   45'  00"     241.0  feet along same to a pipe;

23.  103(degrees)   24'  00"     371.6  feet along same;

                                  Page 1 of 6

24.  106(degrees)   06'  00"     735.0  feet along Grant 7263 to J.K. Mokua;

25.  123(degrees)   13'  00"     819.0  feet along same;

26.  103(degrees)   45'  00"     300.0  feet along same;

27.  108(degrees)   35'  00"     590.0  feet along same;

28.  108(degrees)   52'  00"     998.0  feet along Grant 5014 to H. Kahaloa to a
                                        pipe in concrete and ahu;

29.  199(degrees)   00'  00"      20.0  feet along Grant 3231 to Malua
                                        Naahumakua to a pipe in concrete;

30.  107(degrees)   35'  45"   1,304.2  feet along same to a pipe in concrete;

31.  107(degrees)   58'  00"   1,353.5  feet along same to a "    " cut on rock;

32.  109(degrees)   21'  00"     675.5  feet along Grant 5051 to H. J. Lyman to
                                        a pipe in concrete and ahu;

33.  124(degrees)   15'  00"   2,740.0  feet along same and along Grant 5052 to
                                        B. Von Damm to a pipe in concrete and
                                        ahu;

34.  100(degrees)   27'  00"     727.93 feet along Grant 5052 to B. Von Damm to
                                        a pipe in concrete and ahu;

35.   95(degrees)   52'  00"   4,652.60 feet along the land of Kaueleau (L.P.
                                        8199, R.P. 4475, L.C.Aw. 7713, Ap. 12 to
                                        V. Kamamalu) to a pipe in concrete;

36.   98(degrees)   45'  00"   5,493.00 feet along same;

37.  116(degrees)   22'  00"     753.0  feet along the land of Kamaili;

38.  129(degrees)   05'  00"   1,562.0  feet along same to the point of
                                        beginning and containing a gross area
                                        of....... 1,637.28 acres

       Less: Pahoa - Kalapana Road           2.78 ac.
             Kapoho-Kalapana Beach Road      3.0  ac.        5.78 acres
                                             ---------------------------
                                             Net Area .. 1,631.50 acres

B. Kaueleau (R.P. 4475, L.P. 8199, L.C. Aw. 7713, Ap. 13 to V. Kamamalu).

         Beginning at a pipe in concrete at the South corner of this parcel of land, on the Kaueleau-Kamaili boundary, the coordinates of said point of beginning referred to Government Survey Triangulation Station "KALIU" being
14,708.99 feet South and 7759.77 feet East, and running thence by azimuths measured clockwise from true South;

 1.  120(degrees)   48'  00"    4517.88 feet along Government land of Kamaili to
                                        a pipe in concrete and ahu;

 2.  203(degrees)   20'  00"      10.45 feet along Grant 2167 to Kuamu to a pipe
                                        in concrete and ahu;

 3.  131(degrees)   50'  00"     766.90 feet along same to a pipe in concrete
                                        and ahu;

 4.  143(degrees)   47'  00"    1770.59 feet along same to a pipe in concrete
                                        and ahu;

 5.   25(degrees)   20'  00"     852.4  feet along same to a pipe in concrete
                                        and ahu;

 6.  120(degrees)   48'  00"    3044.70 feet along Government land of Kamaili to
                                        a pipe in concrete and ahu;

 7.  175(degrees)   02'  00"      494.5 feet along Grant 7140 to J. H.
                                        Puuomoeawa to a pipe in concrete and
                                        ahu;

                                  Page 2 of 6

 8.  153(degrees)   16'  00"    1022.0  feet along same to a pipe in concrete
                                        and ahu;

 9.  107(degrees)   23'  00"    1504.0  feet along Grant 4558 to L. K. Kapualoha
                                        to a pipe in concrete and ahu;

10.  133(degrees)   05'  00"     669.00 feet along same to a pipe in concrete
                                        and ahu;

11.  101(degrees)   59'  00"     294.81 feet along same to a pipe in concrete
                                        and ahu;

12.  114(degrees)   50'  00"     828.00 feet along Grant 4940 to S. K. Peter to
                                        a pipe in concrete and ahu;

13.  166(degrees)   24'  30"     638.00 feet along Lots 21 and 20 of the
                                        Kaueleau Farm Lots to a pipe in concrete
                                        and ahu;

14.  148(degrees)   46'  30"    1666.66 feet along Lots 20, 19, 18, 17 and 16 of
                                        the Kaueleau Farm Lots to a pipe in
                                        concrete and ahu;

15.  194(degrees)   10'  16"    1782.34 feet along Grant 6158 to K. Elderts;

16.  153(degrees)   35'  00"     445.00 feet along same to a pipe in concrete
                                        and ahu;

17.  169(degrees)   20'  00"     480.00 feet along Grant 4461 to W. J. Kamau to
                                        a pipe in concrete and ahu;

18.  155(degrees)   43'  00"     330.00 feet along same to a pipe in concrete
                                        and ahu;

19.  181(degrees)   59'  00"     831.70 feet along same to a pipe in concrete
                                        and ahu;

20.   98(degrees)   38'  00"     979.75 feet along same to a pipe in concrete
                                        and ahu;

21.  106(degrees)   00'  00"    6000.00 feet along the land of Kamaili;

22.  278(degrees)   45'  00"    5493.00 feet along the land of Kauaea to a pipe
                                        in concrete and ahu;

23.  275(degrees)   52'  00"    4652.60 feet along same to a pipe in concrete
                                        and ahu;

24.  345(degrees)   52'  00"     521.50 feet along Grant 5052 to B. Von Damm to
                                        a pipe in concrete and ahu;

25.  352(degrees)   37'  00"     413.00 feet along same to a pipe in concrete
                                        and ahu;

26.  339(degrees)   32'  00"     260.00 feet along same to a pipe in concrete
                                        and ahu;

27.  341(degrees)   17'  00"     274.00 feet along same to a pipe in concrete
                                        and ahu;

28.    1(degree)    53'  00"     170.00 feet along same to a pipe in concrete
                                        and ahu;

29.  340(degrees)   31'  00"     111.00 feet along same to a pipe in concrete
                                        and ahu;

30.  330(degrees)   31'  00"     205.00 feet along same to a pipe in concrete
                                        and ahu;

31.  340(degrees)   14'  00"     220.00 feet along same to a pipe in concrete
                                        and ahu;

32.  311(degrees)   25'  00"     199.00 feet along same to a pipe in concrete
                                        and ahu;

33.  301(degrees)   28'  00"     162.00 feet along same to a pipe in concrete
                                        and ahu;

                                  Page 3 of 6

34.   63(degrees)   11'  00"     446.00 feet along Grant 3198 to J. Kalaokahaku
                                        to a pipe in concrete and ahu;

35.   72(degrees)   00'  00"     660.00 feet along same to a pipe in concrete
                                        and ahu;

36.   61(degrees)   05'  00"     284.00 feet along same to a pipe in concrete
                                        and ahu;

37.  327(degrees)   47'  35"    1575.95 feet along same to a pipe in concrete
                                        and ahu;

38.  314(degrees)   10'  00"     248.20 feet along same to a pipe in concrete
                                        and ahu;

39.   30(degrees)   00'  00"     140.31 feet along same to a pipe in concrete
                                        and ahu;

40.  304(degrees)   45'  00"     707.4  feet along same to a pipe in concrete
                                        and ahu;

41.  297(degrees)   21'  30"     935.0  feet along same to a pipe in concrete
                                        and ahu;

42.  221(degrees)   21'  00"     108.3  feet along same to a pipe in concrete
                                        and ahu;

43.  295(degrees)   00'  00"     260.0  feet along Grant 3198 to J. Kalaokahaku
                                        to a pipe in concrete and ahu;

44.  309(degrees)   50'  00"    1914.0  feet along same to a pipe in concrete
                                        and ahu;

45.  212(degrees)   15'  00"     396.0  feet along same to a pipe in concrete
                                        and ahu;

46.  158(degrees)   20'  00"    2019.0  feet along same to a pipe in concrete
                                        and ahu;

47.  316(degrees)   38'  00"    1929.4  feet along Grant 6572 to J. K. Kamuha to
                                        a pipe in concrete;

48.  313(degrees)   04'  00"     167.0  feet along Grant 5014 to H. Kahaloa;

49.  309(degrees)   27'  00"     207.0  feet along same;

50.  300(degrees)   05'  00"     277.0  feet along same;

51.  301(degrees)   46'  00"     194.0  feet along same;

52.  301(degrees)   53'  00"     893.0  feet along same to a pipe in concrete;

53.  300(degrees)   32'  00"     191.0  feet along Lot 5A of the Opihikao
                                        Homesteads;

54.  298(degrees)   54'  00"     361.0  feet along same;

55.  284(degrees)   21'  00"     456.0  feet along same;

56.  281(degrees)   29'  00"     161.0  feet along same;

57.  260(degrees)   28'  00"     183.0  feet along Lot 5B of the Opihikao
                                        Homesteads (Grant 8256 to G. C.
                                        Stupplebeen);

58.  283(degrees)   11'  00"     283.0  feet along same;

59.  278(degrees)   13'  00"     338.0  feet along same;

60.  282(degrees)   17'  00"     511.0  feet along same;

61.  281(degrees)   24'  00"     238.0  feet along Lot 4 of the Opihikao home-
                                        steads (Grant 6670 to J. Hekekia);

62.  294(degrees)   19'  00"     260.0  feet along same;

63.  286(degrees)   39'  00"     562.0  feet along same;

64.  305(degrees)   11'  00"      94.0  feet along same;

65.  308(degrees)   15'  00"     207.0  feet along same;

66.  271(degrees)   15'  00"     413.0  feet along same;

67.  273(degrees)   19'  00"     371.0  feet along Lot 3A of the Opihikao Home-
                                        steads (Grant 8322 to James H. K.
                                        Kaiwi);

                                  Page 4 of 6

68.  279(degrees)   32'  00"     177.0  feet along Lot 3B of the Opihikao Home-
                                        steads (Grant 8359 to F. K. Hopoole);

69.  284(degrees)   23'  00"     498.0  feet along same;

70.  279(degrees)   17'  00"     186.0  feet along Lot 1 of the Opihikao Home-
                                        steads (Grant 7042 to J. K. Kalamaku);

71.  274(degrees)   16'  00"     205.0  feet along same;

72.  302(degrees)   20'  00"     333.0  feet along same;

73.  309(degrees)   57'  00"     498.0  feet along same;

74.  288(degrees)   17'  00"     407.0  feet along same;

75.  284(degrees)   26'  00"     284.0  feet along same;

76.  290(degrees)   49'  00"     196.0  feet along same;

77.  313(degrees)   07'  00"     167.0  feet along same;

78.   40(degrees)   06'  30"    2122.15 feet along Grant 1359 to Mokumaile to an
                                        old stonepile;

79.  138(degrees)   37'  45"     497.12 feet along Lot 4 of the subdivision of
                                        Grant 3232, Apana 1 to Naahumakua to an
                                        old stonepile;

80.   64(degrees)   25'  00"     219.10 feet along same to a pipe;

81.   60(degrees)   55'  00"      97.70 feet along same to a pipe;

82.   60(degrees    25'  00"     165.70 feet along same to a pipe;

83.   58(degrees)   55'  00"     153.80 feet along same to a pipe;

84.   58(degrees)   25'  00"      61.77 feet along same to a pipe;

85.   58(degrees)   25'  00"     169.93 feet along lot 3 of the subdivision of
                                        Grant 3232, Apana 1 to Naahumakua to a
                                        pipe;

86.   62(degrees)   55'  00"     236.30 feet along same to a pipe;

87.   53(degrees)   55'  00"      72.54 feet along same to a pipe;

88.   53(degrees)   55'  00"     389.46 feet along lot 2 of the subdivision of
                                        Grant 3232, Apana 1 to Naahumakua to a
                                        pipe;

89.   46(degrees)   55'  00"     254.24 feet along same to a pipe;

90.   46(degrees)   55'  00"      75.76 feet along lot 1 of the subdivision of
                                        Grant 3232, Apana 1 to Naahumakua to a
                                        pipe;

91.   335(degrees)  07'  00"     397.30 feet along same to a pipe;

92.   332(degrees)  07'  00"     324.10 feet along same to a pipe;

93.   337(degrees   07'  00"     393.40 feet along same to a pipe;

94.   325(degrees)  22'  00"     133.30 feet along same to a pipe;

95.   320(degrees)  37'  00"     222.40 feet along same to a pipe;

96.   318(degrees)  52'  00"     209.90 feet along same to a pipe;

97.   321(degrees)  37'  00"      95.00 feet along same to a pipe;

98.   320(degrees)  07'  00"     128.00 feet along same to a pipe;

99.   319(degrees)  07'  00"     179.59 feet along same to a pipe;

100.  319(degrees)  07'  00"      61.40 feet across Kapoho-Kalapana Beach Road
                                        to a pipe;

101.  311(degrees)  30'  00"     460.05 feet along Lot 5 of the subdivision of
                                        Grant 3232, Apana 1 to Naahumakua;
                                        Thence along the shoreline, the direct
                                        azimuth and distance to the point of
                                        beginning being

                                   Page 5 of 6

102.  65(degrees)  04'  00"   1735.90 feet and containing a gross area
                                      of..........................1,863.56 acres

       Less: Pahoa - Kalapana Road           2.78 ac.
             Kamaili Road                    1.1  ac.
             Kapoho-Kalapana Beach Road      3.0  ac.        4.48 acres
                                             ---------------------------
                                             Net Area .. 1,859.08 acres
             [ILLEGIBLE]

                                  Page 6 of 6

                                                                       EXHIBIT D

Para.   Page                       Title
-----   ----                       -----
   1      2    Demise and Term
   2      2    Annual Rent
   3      3    Rent
   4      3    Taxes and Assessments
   5      4    Additional Rent
   6      5    General Excise Tax
   7      5    Rates and Other Charges
   8      5    Use
   9      6    Wells
  10      8    Conduct of Operations
  11     10    Buildings and Landscaping
  12     11    Condition of Premises; Governmental Approval
  13     11    Compliance with Laws
  14     12    Compliance with State Lease
  15     13    Renewal or Extension
  16     15    Inspection and Repair
  17     16    Bonds
  18     16    Liability Insurance
  19     17    Indemnity and Liability
  20     18    Liens
  21     18    Expenses of Lessors and Lessee
  22     19    Assignment
  23     19    Air and Other Rights
  24     19    Surrender
  25     20    Removal of Equipment
  26     21    Condemnation
  27     22    Arbitration
  28     25    Force Majeure
  29     26    Destruction of Facilities
  30     26    Archaeological Studies
  31     27    Notice
  32     28    Savings Clause
  33     28    Amendments; Further Documents
  34     29    Nonwaiver
  35     30    Default and Defeasance
  36     31    Joint and Several Liability; Applicable Law
  37     31    Definitions

                                                               This Index Page
                                                            For Information Only
Delivery System                                              Not for Recordation
                                                            --------------------

                                                                       ---------
                                                                       EXHIBIT E
                                                                       ---------

                                      INDEX

Paragraph   Page                       Title
---------   ----                       -----
     1        1    Demise and Term
     2        2    Annual Rent
     3        3    Quiet Enjoyment
     4        4    Rent
     5        4    Taxes and Assessments
     6        5    Additional Rent
     7        5    General Excise Tax
     8        6    Rates and Other Charges
     9        6    Compliance With Laws
    10        7    Condition of Premises; Governmental Approval
    11        8    Restoration, Repair and Maintenance
    12        8    Inspection
    13        9    Use and Type of Buildings
    14        9    Construction of Buildings
    15       10    Landscaping
    16       10    Bonds
    17       11    Setback Lines
    18       11    Fire and Other Casualty Insurance
    19       13    Indemnity
    20       13    Expenses of Lessors and Lessee
    21       15    Liens
    22       15    Liability Insurance
    23       16    Assignment
    24       17    Subletting
    25       18    Air and Other Rights
    26       18    Consent to Mortgage
    27       19    Protection of Mortgage
    28       20    Arbitration
    29       23    Archaeological Studies
    30       23    Conduct of Operations
    31       25    Nonwaiver
    32       26    Force Majeure
    33       27    Destruction of Facilities
    34       27    Savings Clause
    35       28    Notice
    36       28    Joint and Several Liability; Applicable Law
    37       29    Condemnation
    38       31    Surrender
    39       31    Default and Defeasance
    40       32    Amendments; Further Documents
    41       33    Definitions
    42       34    Partial Surrender of Resource Lease

                                                               This Index Page
                                                            For Information Only
Facility Lease                                               Not For Recordation
                                                            --------------------

                                       i

                                                                       EXHIBIT E

RECORDATION REQUESTED BY:

AFTER RECORDATION, RETURN TO:

RETURN BY: MAIL (___) PICKUP (___)

LEASE NO.                                         TAX MAP KEY:
          ------------------                                   -----------------

          THIS INDENTURE, made this ______ day of _____________, 19 _____, by and between ____________________________________________________________________
___________________________________________________________________ hereinafter called the "Lessors," and DILLINGHAM CORPORATION, a Hawaii corporation, whose business and post-office address is Ala Moana Building, 1441 Kapiolani
Boulevard, Honolulu, Hawaii 96814, and THERMAL POWER COMPANY, a California
Corporation, whose business and post-office address is 601 California Street,
San Francisco, California 94108, hereinafter called the "Lessee,"

          NOW THEREFORE, this indenture WITNESSETH:

1.   DEMISE AND TERM

          Lessors hereby demise and lease, and Lessee hereby accepts and rents,
Lot ___________, area _____________________, ___________________________________
___________________________ situate at ______________ District of Puna, County and State of Hawaii, more particularly described in Exhibit A and shown on
Exhibit B attached hereto and made parts hereof.

          TO HAVE AND TO HOLD the same, together with the rights, easements, privileges and appurtenances thereunto belonging or appertaining, unto Lessee for the term commencing as of the ___________ day of ______________________,
19________, and ending on the ______ day of _____________, ______.

                                                                       EXHIBIT E

2.   ANNUAL RENT

          Lessee shall yield up and pay to Lessors for each and every year during the continuance of this lease, in equal semi-annual payments each in advance on the first day of ___________ and ___________ in each and every year, prorated as necessary, net over and above all taxes, assessments and other charges hereunder payable by Lessee, annual rent as follows:

          A. $___________ per annum for and during the first five (5) years of said term;

          B. For each successive five (5) year period of said term such annual rent as shall be determined by written agreement of Lessors and Lessee or, if they fail to reach such agreement at least 90 days before the commencement of such period, as shall be equal to the product of (1) a rate of return comprising the higher of (a) eight and one-half percent (8 1/2%) or (b) the then prevailing rate of return as charged under then new leases of comparable real property in the county in which the demised land is located, and (2) the then fair market value of the demised land, exclusive of any improvements thereon and free and clear of all encumbrances, including but not limited to this lease and all subleases and tenancies hereunder, but excepting those encumbrances set forth in
Exhibit A attached hereto, which rate of return and fair market value shall be determined by arbitration as hereinafter provided in paragraph 28, provided that the arbitrators shall be qualified real estate appraisers doing business in
Hawaii, but in no event shall the annual rent as so determined be less than the annual rent for the last lease year preceding such period. Until such rent is determined, Lessee shall pay on account thereof installments of rent to Lessors in the same amounts and at the same times and manner as were payable for

                                       2

the last lease year preceding the period in question, and Lessee shall within 15 days after such determination pay to Lessors the amount of any increase in rent which shall have accrued since the expiration of the preceding rental period;
provided, however, that if such rent shall have been determined by arbitration but either party shall choose to dispute the amount thereof, whether by way of court action or otherwise, and shall thereby delay the final determination of such rent, Lessee shall pay to Lessors installments on account of the rent as determined by arbitration (and not the prior rent) at the same times and manner as herein provided for the payment of rent and, upon the final determination of such rent, either (a) Lessee shall pay to Lessors the amount of any increase in rent over the rent that had been determined by arbitration which shall have accrued since the expiration of the preceding rental period, together with interest thereon at the rate of twelve per cent (12%) per annum for the period from the date such rent had been determined by arbitration to the date of such final determination, or (b) Lessors shall pay to Lessee the amount of any decrease in rent under the rent which had been determined by arbitration which shall have accrued since the expiration of the preceding rental period and which shall have been paid to Lessors, together with interest thereon at the rate of twelve per cent (12%) per annum from the date or dates of payment by Lessee to
Lessors to the date of such final determination; either such payment shall be made within 15 days after the date of such final determination.

3.   QUIET ENJOYMENT

          Lessors hereby covenant with Lessee that upon payment by Lessee of the rent as aforesaid and upon observance and performance of the covenants by Lessee hereinafter contained, Lessee

                                       3

shall peaceably hold and enjoy said premises for the term hereby demised without hindrance or interruption by Lessors or any other person or persons lawfully claiming by, through or under them except as herein expressly provided.

4. RENT

          Lessee will pay said rent in lawful money of the United States of
America at the times and in the manner aforesaid, without deduction and without any notice or demand, at the office of Lessors in Honolulu.

5. TAXES AND ASSESSMENTS

          Lessee will also pay to Lessors as additional rent, at least ten days before the same become delinquent, all real property taxes and assessments of every description to which said premises or any part thereof or improvement thereon, or Lessors or Lessee in respect thereof, are now or may during said term be assessed or become liable, whether assessed to or payable by Lessors or
Lessee; provided, however, that with respect to any assessment made under any betterment or improvement law which may be payable in installments, Lessee shall be required to pay only such installments of principal together with interest on unpaid balances thereof as shall become due and payable during said term, and that such taxes shall be prorated as of the dates of commencement and expiration respectively of said term. If at any time during said term there shall be assessed against the demised land or any part thereof or any improvement thereon or any rents payable to Lessors therefor or against Lessors in respect thereof any new taxes (other than federal or state net income taxes or any

                                       4

other taxes existing at the commencement of said term, which are in substitution for real property taxes or are in lieu of increases thereof, Lessee will also pay to Lessors as additional rent, at least ten days before the same become delinquent, all such new taxes. Lessee will also pay all conveyance taxes imposed by the State of Hawaii in respect to this lease.

6. ADDITIONAL RENT

          Lessee will also pay to Lessors, as additional rent and within ten days after the date of mailing or personal delivery of statements therefor, all costs and expenses paid or incurred by Lessors and required to be paid by Lessee under any provisions hereof. If Lessee shall become delinquent in the payment of any annual rent, additional rent (which does not constitute interest), or other payments required hereunder to be made by Lessee to Lessors, Lessee will also pay to Lessors as additional rent interest thereon from the respective due dates thereof until fully paid at the rate of 12% per year or such higher rate as shall equal the maximum rate of interest then allowed by law.

7. GENERAL EXCISE TAX

          Lessee will pay to Lessors as additional rent, at the time and together with each payment of annual rent, additional rent, or other charge required hereunder to be made by Lessee to Lessors which is subject to the
Hawaii general excise tax on gross income or any successor or similar tax, an amount which, when added to said annual rent, additional rent, or other charge
(whether actually or constructively received by Lessors), shall yield to
Lessors, after deduction of all such taxes payable by

                                       5

Lessors with respect thereto, a net amount equal to that which Lessors would have realized therefrom had no such taxes been imposed.

8. RATES AND OTHER CHARGES

          Lessee will pay directly before the same become delinquent all utility charges, water and sewer rates, garbage rates and other charges and outgoings of every description to which said premises or any part thereof or improvement thereon, or Lessors or Lessee in respect thereof, may during said term be assessed or become liable, whether assessed to or payable by Lessors or Lessee.

9. COMPLIANCE WITH LAWS

          Lessee and Lessors each shall, at its and their own respective cost and expense, promptly and properly observe, comply with and execute all present and future orders, regulations, directions, rules, laws, ordinances and requirements of all governmental agencies (including, but not limited to, State,
Municipal, County and Federal Governments and their departments, divisions, bureaus, boards, and officials) and, if applicable, the Public Utilities
Commission of the State of Hawaii and similar organizations as the same may apply to each of Lessors and Lessee. Lessee and Lessors shall each have the right to contest or review, by legal procedures or in such other manner as each may deem suitable, at its and their own respective expense, any order, regulation, direction, rule, law, ordinance or requirement, and if able, may have the same cancelled, removed, revoked, or modified, provided that Lessors are not, by Lessee's contest thereof,

                                       6

subject to criminal prosecution and Lessors' title to the demised land is not impaired and Lessee indemnifies and holds Lessors harmless from and against any civil liability as a result of such contest or review by Lessee. Any such proceeding shall be conducted promptly and shall include, if the contesting party so decides, appropriate appeals. Whenever the requirements become final after a contest, the party bound thereby shall diligently comply with the same.
Without limiting the generality of the foregoing, Lessee will at its own expense during the whole of said term make, build, maintain and repair all structures, facilities and improvements, including without limitation sumps, drains, roads, curbs, sidewalks and parking areas which may be required by law to be made, built, maintained and repaired upon or adjoining or in connection with or for the use of said premises or any part thereof.

10.  CONDITION OF PREMISES; GOVERNMENTAL APPROVAL

          Lessee has examined and accepts said premises in the existing condition thereof and shall be solely responsible for the adequate design, construction and repair of all structures and improvements whatsoever now or hereafter made thereon, and for obtaining all necessary utility services and connections, and Lessee agrees that Lessors shall have no liability whatsoever for such condition, or for the suitability or lack of suitability for the purposes contemplated therefor, or any repair of any private roads serving said premises except as expressly provided in paragraph 30 hereof. Lessee, at its sole cost and expense, shall obtain all approvals and meet all governmental requirements for or in connection with said premises or any improvement thereon or use thereof, including but not limited to permits, zoning,

                                       7

classification, consents, environmental statements and requirements, and other requirements.

11.  RESTORATION, REPAIR AND MAINTENANCE

          Lessee will at its own expense from time to time and at all times during said term well and substantially restore, repair, maintain, amend and keep all buildings and other improvements now or hereafter built or made on the demised land with all necessary reparations and amendments whatsoever in good and safe repair, order and condition, reasonable wear and tear and destruction by unavoidable casualty not herein required to be insured against excepted.
Lessee will also at all times keep said premises together with all adjacent land between any street boundary of said premises and the established curb line in a strictly safe, clean, orderly and sanitary condition. Lessee will cause periodic inspections to be made by qualified persons of such buildings and other improvements for the purpose of ascertaining and curing infestation thereof by termites, rodents and other pests, and thereafter take all measures as may be required to prevent or cure any damage or destruction by such infestation.

12.  INSPECTION

          Lessee will permit Lessors and their agents at all reasonable times during said term to enter said premises and examine the state of repair and condition thereof, and will commence to repair and make good at its own expense all defects required by the provisions of this lease to be repaired by Lessee of which notice shall be given by Lessors or their agents within 60 days after the giving of such notice and will thereafter

                                       8

diligently prosecute the same to completion. If for any reason Lessee shall fail to commence such repairs within 60 days after the giving of such notice and/or fail to complete the same in diligent and workmanlike manner, Lessors may, but shall not be obligated to, make or cause to be made such repairs and shall not be responsible to Lessee or anyone claiming by, through or under it for any loss or damage to the occupancy, business or property of any of them by reason thereof, and Lessee will pay to Lessors on demand and as additional rent all costs and expenses paid or incurred by Lessors in connection with such repairs.

13.  USE AND TYPE OF BUILDINGS

          Lessee will use said premises solely _____________________________
___________________________________________________________________________
___________________________________________________________________________
______________________________________ and will not at any time make or suffer any strip or waste or unlawful, improper or offensive use of said premises.
Lessee will at its own expense, during the first ________________________ of said term grade the demised land to final grade and construct and complete thereon, in accordance with the provisions of paragraph 14 hereof, _____________

14.  CONSTRUCTION OF BUILDINGS

          Lessee will not construct or place any buildings or structures, including fences and walls, or other improvements on the demised land, nor make or suffer any additions to or structural alterations of the basic structure of any buildings thereon, nor change the grading or drainage thereof, except under the

                                       9

supervision of a licensed architect or structural engineer and in accordance with complete plans, specifications and detailed plot plans therefor prepared by such an architect or structural engineer and first approved in writing by
Lessors. No such approval by Lessors shall be deemed a warranty or other representation on their part that such plans, specifications or detailed plot plans or the building or buildings or other improvements therein described are legal, safe or sound.

15.  LANDSCAPING

          Lessee will at its own expense, within 90 days after completion of construction of any buildings on the demised land, landscape said land in accordance with plans prepared by a professional landscape architect, and will at all times during the remainder of said term at its own expense maintain such landscaping of said land and all adjacent land between any street boundary of said land and the established curb line in a safe, neat and attractive condition. Lessee will screen from view from any street, by means of fences, walls or other landscaping approved by Lessors in writing, all equipment, materials and supplies kept in open storage on said land.

16.  BONDS

          Lessee will before commencing construction of any improvement on said premises costing more than $5,000 deposit with Lessors (a) written evidence satisfactory to Lessors that Lessee has or is entitled to sufficient funds comprising an unconditional loan commitment by a recognized lending institution and/or evidence of a bank deposit in a total sum not less than an amount equal to the total estimated cost thereof, together with an executed copy of a construction loan agreement or other financing

                                       10

arrangement acceptable to Lessors by and between Lessee and such institution or bank which provides for the orderly disbursement of such funds ratably according to the work completed less only a reasonable retainage, (b) a fully executed copy of the contract therefor and (c) copies of the contractor's (or Lessee's if it is acting as its own contractor) performance bond and labor and material payment bond naming Lessors as obligees in an amount equal to the total estimated cost thereof and in form and with surety satisfactory to Lessors, guaranteeing the completion of such work free and clear of all mechanic's and materialmens' liens by whomever claimed.

17.  SETBACK LINES

          Lessee will observe any setback lines affecting said premises as now or hereafter established by any governmental authority having jurisdiction, or any other more restrictive setback lines as shown on the map hereto attached or herein mentioned in the description of said premises, and will not erect, place or maintain any building or structure whatsoever except approved fences or walls, or maintain any hedge of a greater height than four feet above the ground level, between any street boundary of said premises and the setback line along such boundary.

18.  FIRE AND OTHER CASUALTY INSURANCE

          Lessee will at its own expense at all times during said term keep all buildings on the demised land insured against loss or damage by fire with extended coverage and an inflation guard endorsement in an insurance company authorized to do

                                       11

business in Hawaii and in time of war against war damage to the extent such governmental insurance is obtainable at reasonable cost, in an amount as near as practicable to the full insurable value thereof (which amount Lessee will review as to sufficiency at least annually and, if insufficient, will increase), in the joint names of Lessors, Lessee and any mortgagee as their interests may appear, payable in case of loss to such trust company qualified under the laws of Hawaii and having its principal office in Honolulu as Lessee shall designate as trustee for the custody and disposition as herein provided of all proceeds of such insurance and will pay all premiums on such insurance when due and all fees and expenses of such trustee in connection with its services, and will from time to time deposit promptly with Lessors current certificates of such insurance and upon request therefor true copies of such insurance policies. In every case of loss or damage to said buildings all proceeds of such insurance (excluding the proceeds of any rental value or use and occupancy insurance of Lessee) shall be used with all reasonable speed by Lessee for rebuilding, repairing or otherwise reinstating the same buildings in a good and substantial manner according to the original plan and elevation thereof or such modified plan conforming to laws and regulations then in effect as shall be first approved in writing by Lessors and any mortgagee, and Lessee will make up from its own funds any deficiency in the insurance proceeds. Lessee will, at its own expense, at all times during said term after completion of any buildings on said land, effect and maintain rent or business interruption (use and occupancy) insurance against loss or damage by fire with extended coverage in respect to said premises in an insurance company authorized to do business in Hawaii, in an amount equal to not less than one (1)
year's annual rent and real property taxes hereunder payable, in the joint names of and

                                       12

payable in case of loss to Lessors, Lessee and any mortgagee as their interests may appear, and Lessee will from time to time deposit promptly with Lessors current certificates of such insurance and upon request therefor true copies of such insurance policies. Lessee will at its own expense effect and maintain such other casualty insurance with respect to said premises or said rent as Lessors may from time to time require with due regard to prevailing prudent business practice as reasonably adequate for their protection.

19.  INDEMNITY

          Lessee will indemnify and hold Lessors harmless from and against all claims and demands for loss or damage, including property damage, personal injury and wrongful death, arising out of or in connection with the use or occupancy of said premises by Lessee or any other person under Lessee, or any accident or fire on said premises or any nuisance made or suffered thereon, or any failure by Lessee to keep said premises or any adjacent sidewalks in a safe condition, and will reimburse Lessors for all their costs and expenses including reasonable attorneys' fees incurred in connection with the defense of any such claims, and will hold all goods, materials, furniture, fixtures, equipment, machinery and other property whatsoever on said premises at the sole risk of
Lessee and save Lessors harmless from any loss or damage thereto by any cause whatsoever.

20.  EXPENSES OF LESSORS AND LESSEE

          Except as otherwise expressly provided in this lease, Lessee will pay to Lessors, within ten days after the date of

                                       13

mailing or personal delivery of statements therefor, (a) all costs and expenses including reasonable attorneys' fees paid or incurred by Lessors but required to be paid by Lessee under any covenant herein contained or paid or incurred by
Lessors in enforcing any of Lessee's covenants herein contained, in protecting themselves against any breach thereof, in remedying any breach thereof, in recovering possession of said premises or any part thereof, in collecting or causing to be paid any delinquent rent, taxes or other charges hereunder payable by Lessee, or in connection with any litigation (other than condemnation proceedings) commenced by or against Lessee to which Lessors shall without fault be made parties, and (b) a reasonable fee for reviewing and processing any request by Lessee for Lessors' consent or approval, which fee shall be a flat-rate service charge as established by the policy of Lessors then in effect or a sum equal to all costs and expenses paid or incurred by Lessors, including without limitation reasonable fees of attorneys and other consultants retained by Lessors and the costs of Lessors' regular salaried staff in connection therewith, whichever is greater. All such costs, expenses and fees shall constitute additional rent and shall bear interest as provided in paragraph 6 hereof.

          Except as otherwise expressly provided in this lease, Lessors will pay to Lessee within ten days after the date of mailing or personal delivery of statements therefor, all costs and expenses including reasonable attorneys' fees paid or incurred by Lessee but required to be paid by Lessors under any covenant herein contained or paid or incurred by Lessee in enforcing any of Lessors'
covenants herein contained, in protecting itself (Lessee) against any breach thereof, in remedying any breach thereof, in collecting or causing to be paid any delinquent charges hereunder

                                       14

payable by Lessors, or in connection with any litigation (other than condemnation proceedings) commenced by or against Lessors to which Lessee shall without fault be made a party. All such costs and expenses shall bear interest at the same rate as provided in paragraph 6 hereof.

21.  LIENS

          Lessee will not commit or suffer any act or neglect whereby said premises or any improvement thereon or the estate of Lessee therein shall at any time during said term become subject to any attachment, judgment, lien, charge or encumbrance whatsoever, except as herein expressly provided, and will indemnify and hold Lessors harmless from and against all loss, cost and expense with respect thereto. Lessee will not incur any cost or expense in excess of
$5,000 in respect of said premises, including without limitation contractors', materialmen's, architects' and engineers' charges, which, if unpaid, would give rise to a lien against said premises or any improvement thereon, or the estate of Lessee or Lessors therein, until Lessee has given to Lessors written evidence satisfactory to Lessors that Lessee has or is entitled to sufficient funds to pay such costs or expenses in full.

22.  LIABILITY INSURANCE

          Lessee will at its own expense effect and maintain during the whole of said term comprehensive general liability insurance with respect to said premises under policies naming Lessors as additional assureds in an insurance company authorized to do business in Hawaii with minimum limits of not less than
$__________________ for injury to one or more persons in any one accident

                                       15

or occurrence and $_____________ for property damage, or such higher limits as
Lessors may from time to time establish with due regard to prevailing prudent business practice as reasonably adequate for their protection, and will from time to time deposit with Lessors current certificates of such insurance and upon request therefor true copies of such insurance policies.

23.  ASSIGNMENT

          Lessee will not without the prior written consent of Lessors, except as expressly provided in paragraph 25 hereof, assign or mortgage this lease, it being understood that Lessors will not consent to any assignment of this lease except by way of mortgage prior to completion of all buildings and other improvements hereinbefore required to be constructed, if any, nor to any such assignment by way of mortgage if the amount thereby secured exceeds the fair market value of this lease and all buildings and other improvements built on the land hereby demised or to be built and paid for with the proceeds of such mortgage; provided, however, that Lessors shall not require the payment of any moneys or other consideration for the giving of such consent other than a reasonable fee as hereinbefore provided in paragraph 20; provided, further, that if an assignment of this lease is part of a transaction which includes an assignment of the Resource Lease, the provisions of paragraph 20, entitled
"Assignment", of the Resource Lease shall be applicable to such an assignment of this lease and, for such purpose, the provisions of said paragraph 20 of the
Resource Lease are hereby incorporated herein by reference to the same force and effect as if the same had been set forth herein in full.

                                       16

          If Lessee is a corporation, partnership or trust, the term
"assignment" herein shall include one or more sales or transfers by operation of law or otherwise by which an aggregate of more than 50% of the total capital stock of a corporate lessee or of the total partnership interests of a partnership lessee or of the total beneficial interests of a trust lessee shall become vested in one or more individuals, firms or corporations who or which are not stockholders, partners or beneficiaries thereof, either legally or equitably, as of the date of this lease or of Lessee's subsequent acquisition of this lease by assignment, it being understood that ownership of such capital stock, partnership interests and beneficial interests shall be determined in accordance with the principles enunciated in Section 544 of the Internal Revenue
Code of 1954; provided, however, that the foregoing definition shall not apply with respect to a corporate lessee whose capital stock is listed on a recognized stock exchange.

24.  SUBLETTING

          Lessee will not without the prior written consent of Lessors rent, sublet or part with possession of the demised land or any part thereof and, prior to granting such approval for subletting of such land only, Lessors shall have the right to review and approve the proposed subrent and to revise the rent herein reserved (which shall in no event be reduced) on the basis of such proposed subrent, the increase in the amount of rent hereunder payable on account of such subletting to be not less than one-half of the amount by which such subrent for land exceeds that portion of the rent herein reserved for the same rental period fairly allocable to the sublet land; provided, however, that
Lessee may without such consent and payment of additional

                                       17

rent sublet space in any buildings on the demised land so long as the purpose of such sublease is not the avoidance of the provisions of this paragraph.

25.  AIR AND OTHER RIGHTS

          Lessee will not at any time during said term sublet, assign, surrender or otherwise transfer any air rights or other rights whatsoever on, over, under or in respect to said land, other than easements for drains, sewers, water, electricity or other utilities with the approval in writing of Lessors.

26.  CONSENT TO MORTGAGE

          Lessee may from time to time without further consent of Lessors assign this lease by way of mortgage to any bank, insurance company or other established lending institution as mortgagee, provided that the amount secured by all such assignments by way of mortgage shall not exceed the fair market value of this lease and all buildings and other improvements built on the land hereby demised or to be built and paid for with the proceeds of such mortgage, and provided also that Lessee shall upon execution of such mortgage promptly deliver a true copy thereof to Lessors. If Lessors shall believe that the amount secured by such mortgages exceeds said fair market value Lessee will, promptly on demand by Lessors and at its own expense, cause such value to be determined by one qualified real estate appraiser satisfactory to Lessors and, if the amount so secured shall exceed said value as determined by such appraiser, will promptly reduce the amount so secured to said value; provided, however, that if said value as determined by such appraiser shall be equal to or exceed the amount so secured, Lessors shall reimburse to Lessee its cost for such appraisal. The mortgagee or its assigns may

                                       18

enforce such mortgage (or pending sale of this lease in lieu of foreclosure of such mortgage) may take possession of and rent said premises, and upon foreclosure thereof (or upon such sale in lieu of foreclosure thereof) may without further consent of Lessors sell and assign the leasehold estate by assignment in which the assignee shall expressly assume and agree to observe and perform all the covenants of Lessee herein contained, and such assignee may make a purchase money mortgage of this lease to the assignor, provided that upon execution of any such assignment or mortgage a true copy thereof shall be delivered promptly to Lessors and that no other or further assignment of this lease for which any provision hereof requires the written consent of Lessors shall be made without such consent. The mortgagee or its assigns of such mortgage shall be liable to perform the obligations herein imposed on Lessee only during the period such person has possession or ownership of the leasehold estate. Nothing contained in such mortgage shall release or be deemed to relieve
Lessee from the full and faithful observance and performance of its covenants herein contained or from any liability for the nonobservance or nonperformace thereof, nor be deemed to constitute a waiver of any rights of Lessors hereunder, and the terms, covenants and conditions of this lease shall control in case of any conflict with the provisions of such mortgage.

27.  PROTECTION OF MORTGAGE

          During the continuance in effect of any authorized mortgage of this lease Lessors will not terminate this lease because of any default on the part of Lessee to observe or perform any of the covenants or conditions herein contained if the mortgagee or its assigns, within 120 days after Lessors have mailed to the mortgagee or its assigns at the last known address

                                       19

thereof a written notice of intention to terminate this lease for such cause, shall cure such default, if the same can be cured by the payment of money, or, if such is not the case, shall undertake in writing to perform and shall thereafter perform all the covenants of this lease capable of performance by the mortgagee or its assigns until such time as this lease shall be sold upon foreclosure of such mortgage commenced promptly and completed with due diligence, and any default consisting of Lessee's failure promptly to discharge any lien, charge or encumbrance against said premises junior in priority to such mortgage shall be deemed to be duly cured if such mortgage shall be foreclosed by appropriate action instituted within said 120-day period and thereafter prosecuted in diligent and timely manner.

28.  ARBITRATION

          In the event of a dispute or controversy between the parties concerning any provision of this lease, such dispute or controversy shall be submitted to arbitration pursuant to the following procedure:

          (a) Either party may demand arbitration by giving written notice of same to the other party.

          (b) In the event the parties can agree on the appointment of a single arbitrator within fifteen (15) days after the giving of the notice required by subparagraph (a) next above, then the dispute shall be determined by a single arbitrator.

          (c) In the event the parties hereto cannot mutually agree on a single arbitrator within the time period set forth in subparagraph (b) next above, the dispute shall be determined by

                                       20

three (3) arbitrators, and each party shall, within thrity (30) days after the giving of the notice required by subparagraph (a) next above, appoint its arbitrator and notify the other party thereof, and if a party should fail to name an arbitrator within said 30-day period, then the other party may apply to a judge of the Circuit Court of the First Circuit, State of Hawaii, requesting that such judge appoint a second arbitrator and the two arbitrators who have been so appointed shall appoint a third arbitrator and shall give notice of said appointment to the parties hereto; provided, however, if the two arbitrators appointed by the parties fail to appoint a third arbitrator within fifteen (15)
days after the appointment of the second arbitrator, either party may apply to said judge requesting him to appoint a third arbitrator.

          (d) The parties shall have the right to use all of the methods of discovery set forth in the Hawaii Rules of Civil Procedure, as amended from time to time, and the arbitrator(s) shall have all the powers and authority of a
Circuit Court judge under said rules including, without limitation, the power to grant relief, make appropriate orders, assess costs and attorneys' fees, and the power to impose other sanctions against a party. Said rules on discovery, as amended from time to time, are hereby incorporated in this lease. In addition, the arbitrator(s) shall have the power to shorten time periods so as to expedite the arbitration proceedings.

          (e) The arbitration proceedings shall be heard in Honolulu, Hawaii,
The arbitration hearings shall be concluded within thirty (30) days of the appointment of the single arbitrator or of the appointment of the third arbitrator, unless otherwise ordered by the arbitrator(s), and the award thereon

                                       21

shall be made within thirty (30) days after the close of the submission of evidence.

          (f) The fees of a single arbitrator shall be borne equally by the parties. In the event of three arbitrators, each party shall pay the fees of the arbitrator appointed by it and the fees of the third arbitrator shall be borne equally by the parties. All other costs and expenses incurred by the arbitrators shall be borne equally by the parties. Except for the foregoing, each party shall bear its own arbitration costs and expenses.

          (g) The award may include costs and attorney's fees to the prevailing party. Subject to Chapter 658, Hawaii Revised Statutes, the award rendered by the single arbitrator or by a majority of the arbitrators, as the case shall be, shall be final and binding on all parties to the proceedings and judgment on such award may be entered by either party in the Circuit Court of the First
Circuit, State of Hawaii.

          (h) The parties agree that the provisions hereof shall be a complete defense to any suit, action or proceeding instituted in any court or before any administrative tribunal with respect to any dispute or controversy within the scope of the provisions of this paragraph.

          (i) Nothing herein contained shall be deemed to give the arbitrators any authority, power or right to alter, change, amend or modify any of the provisions of this lease and agreement, except as to the specific issues and matters that may be altered, changed, amended or modified by arbitration pursuant to the provisions of this lease.

                                       22

29. ARCHAEOLOGICAL STUDIES

          Except insofar as the same shall have been performed under the
Resource Lease, Lessee will cause to be performed at its expense, prior to commencement of any work on the demised land, archaeological studies by the
Bishop Museum Staff, and will set aside and not disturb all sites determined to have significant archaeological value. Lessors hereby except and reserve from this demise all objects of historical interest and all antiquities including all specimens of Hawaiian or other ancient art or handicraft which may be on the demised land. Lessee will, forthwith after the finding or discovery of same, deliver up to Lessors all such objects and antiquities.

30. CONDUCT OF OPERATIONS

          (a) Lessee will conduct its operations in a manner that will not unreasonably interfere with the enjoyment of the Leased Land by persons residing thereon, or of adjacent land owners. Noise levels occuring in Lessee's normal operations will not exceed those established by appropriate governmental authority, Lessee using due diligence to comply therewith.

          (b) Lessee shall take such steps at Lessee's own expense as are reasonably necessary to insure that its roads and other operation areas will be kept as dust free as is reasonably practicable and in any event so that dust will not decrease the market value of adjacent growing crops.

          (c) Lessee agrees to fence all sump holes and excavations and all other improvements, works, or structures which might

                                       23

unreasonably interfere with or be detrimental to the activities of Lessors or their tenants, and to build sumps and to take all reasonable measures to prevent pollution of surface or subsurface waters on or in the Leased Land.

          (d) If a buffer zone has been included within said premises and despite the setting aside of such buffer zone and in the course of Lessee's activities on said premises it becomes necessary for Lessors' tenants to apply agricultural chemicals on adjacent lands which are toxic in nature or the use of which is restricted but necessary for the continued production of crops in connection with Lessors' tenants' farming activities on such adjacent lands, and
Lessors' tenants, their agents or independent contractors are unable to make a required application of agricultural chemicals because of Lessee's presence, or because of the presence of Lessee's personnel, then notice shall be given to
Lessee's supervisory personnel in the field as soon as it is reasonably possible to do so, including in such notice the approximate time when and the place where such application will be made, and Lessee will cooperate with Lessors' tenants in scheduling their respective activities in order to permit such application to be made.

          (e) In the event any buildings or personal property shall be destroyed or required to be removed or crops shall be damaged or destroyed because of
Lessee's operations on said premises, then Lessee shall be liable for all damages occasioned thereby. Lessee in its operations on said premises shall at all times have due and proper regard for the rights and convenience, and the health, welfare and safety of Lessors and of all tenants and persons lawfully occupying the Leased Land.

                                       24

          (f) Lessee will use existing roads where such are available for its operations. All roads, bridges and culverts used by Lessee will be maintained by it and roads surfaced or treated in a manner that will prevent dust from unreasonably interfering with agricultural or residential use of the Leased
Land. Lessee shall be responsible for the reasonable maintenance of and reasonable repair of damages caused to roads used by Lessee. Lessors and their licensees shall have reasonable use of roads constructed by Lessee but shall be responsible for the reasonable repair of any unusual damage caused to such roads by their use. In constructing roads, Lessee shall install necessary culverts or bridges so as not to interfere with the irrigation or drainage of the Leased
Land.

31.  NONWAIVER

          The use of paragraph headings in this lease is for the purpose of convenience and the same may be disregarded in the construction of this lease.
Time is hereby expressly declared to be of the essence of this lease and of each and every provision hereof. The waiver by Lessors of any breach by Lessee of any provision hereof shall not be deemed a waiver of such provision or a waiver of any other prior or subsequent breach thereof or a waiver of any breach of any other provision of this lease. Neither the acceptance of rent after notice or knowledge of a breach of any provision hereof nor any other action of Lessors hereunder, except an express waiver in writing, shall be deemed a waiver by
Lessors of any breach of any provision hereof by Lessee.

                                       25

32.  FORCE MAJEURE

          Any obligation of Lessee hereunder shall be suspended, while Lessee is prevented from complying therewith, in whole or in some material part, by a situation or condition beyond the control of Lessee (including but not limited to acts of God, strikes, lockouts, riots, inability to secure labor or materials in the open market, action of the elements, earthquakes, volcanic eruptions, laws, rules or regulations of any Federal, State, Municipal or other governmental agency, authority or representative having jurisdiction, litigation or administrative proceedings) which occurs and continues to exist despite
Lessee's timely, diligent and good faith efforts to rectify such situation or condition. To qualify for a suspension of such obligation, Lessee must notify
Lessors within ninety (90) days after the occurrence of the condition of force majeure to the extent it is known or should have been known to a reasonable person and must give Lessors the full particulars of the delay or failure to act on the part of Lessee that is caused by reasons of force majeure. In addition, Lessee must take diligent, affirmative action to remedy the delay or failure to act with all reasonable dispatch, but shall not be required to settle any labor disputes upon terms which Lessee shall find unacceptable, and within thirty (30) days of the day that the aforementioned situation or condition is cured, Lessee shall give Lessors written notice of such curative action.
Notwithstanding the foregoing, Lessee will comply with the provisions of this lease which Lessee is not prevented from performing including but not limited to the payment of annual rent (as the same may be reduced as provided in paragraph
33 hereof) provided for in this lease.

                                       26

33.  DESTRUCTION OF FACILITIES

          If at any time or times during said term the buildings and other improvements on the demised land are so damaged or the level of use of Leased
Substances ceases or is diminished by reason of lava flows, volcanic disturbances, eruptions, or seismic actions so as to interrupt the level of use of Leased Substances, the annual rent payable hereunder shall be reduced
(calculated to the nearest dollar) in the proportion which the sustained level of use after such event bears to the sustained level of use before such event.
Such proportion shall be determined by mutual agreement of the parties hereto or, in the event the parties hereto shall fail to reach agreement within sixty
(60) days after such event, the matter shall be determined by arbitration as provided in paragraph 28 hereof. As the level of use of Leased Substances increases, the annual rent shall be proportionately increased until such rent reaches the level which would otherwise be payable but for such interruption.

34.  SAVINGS CLAUSE

          In the event any part or portion or provision of this lease shall be found or declared to be null, void or unenforceable for any reason whatsoever by any Court of competent jurisdiction or any governmental agency having authority thereover, then and in such event only such part, portion or provision shall be affected thereby, and such finding, ruling or decision shall not in any way affect the remainder of this lease or any of the other terms or conditions hereof, which said remaining terms and conditions shall remain binding, valid and subsisting and in full force and effect between the parties hereto, it being specifically

                                       27

understood and agreed that the provisions hereof are severable for the purposes of the provisions of this paragraph.

35.  NOTICE

          Any notice herein required or permitted to be given or furnished by one party to the other shall be in writing. Delivery of such written notice to
Lessors shall be made by depositing the same in the United State mail duly certified and addressed to Lessors at _________________________________________
and delivery of such written notice to Lessee shall be made by depositing the same in the United States mail duly certified and addressed to Dillingham
Corporation at P. O. Box 3468, Honolulu, Hawaii 96801, Attention: General
Counsel, and by telex or telegram to President of Thermal Power Company at 601
California Street, San Francisco, California 94108. Either party hereto may by written notice to the other party change its address to any other location.

36.  JOINT AND SEVERAL LIABILITY; APPLICABLE LAW

          Dillingham Corporation and Thermal Power Company shall be jointly and severally liable for observance and performance of all obligations and responsibilities of Lessee herein and on the part of Lessee to be observed and performed.

          Lessee agrees that service of process on Dillingham Corporation or on
Thermal Power Company made in the manner provided by the law of the State of Hawaii shall constitute service on the party so served, that the laws of the
State of Hawaii shall apply to any claims or disputes between the parties

                                       28

hereto, and that this lease shall be deemed to have been made and shall be construed and interpreted in accordance with the laws of the State of Hawaii.

          As used in paragraphs 35 and 39 hereof and this paragraph 36,
Dillingham Corporation and Thermal Power Company shall mean and include said corporations and their and each of their successors and assigns.

37.  CONDEMNATION

          In case at any time or times during said term said premises or any part thereof shall be required, taken or condemned by any authority having the power of eminent domain, then and in every such case the estate and interest of
Lessee in the premises so required, taken or condemned shall at once cease and determine, and Lessee shall not by reason thereof be entitled to any claim against Lessors or others for compensation or indemnity for leasehold interest, and all compensation and damages payable for or on account of any land or improvements thereon except improvements erected on the demised land during said term shall be payable to and be the sole property of Lessors, and all compensation and damages payable for or on account of any improvements erected on the demised land during said term shall be divided between Lessors and Lessee as of the date when Lessee loses the right to possession thereof according to the ratios that the then expired and unexpired portions respectively of said term (which for this purpose shall be deemed to be 65 years) after the date of original completion of such improvements bear to the sum of said portions;
provided, however, that in case only part of said premises shall be so required, taken or condemned, the annual

                                       29

rent payable for the remaining period of said term for which it is fixed shall be reduced (calculated to the nearest dollar) in the ratio that the land area of such part bears to the total area of demised land immediately prior to such event or the ratio that the fair market value of such part bears to the fair market value of the demised land immediately prior to such event, whichever is less, and all compensation and damages payable for or on account of any improvements erected on the demised land during said term shall be used promptly by Lessee to the extent necessary for restoring or replacing such improvements on the remaining land according to plans and specifications therefor first approved in writing by Lessors as provided in paragraph 13 hereof, it being understood that any deficiency shall be paid by Lessee from its own funds and that any excess shall be divided between Lessors and Lessee as hereinbefore set forth; provided, further, that if more than half of the demised land shall be so required, taken or condemned thereby rendering the remaining premises unsuitable for the purposes of Lessee, Lessee may at its option surrender to Lessors this lease and all interest of Lessee and any mortgagee in the compensation and damages payable on account of any improvements on the remaining premises so surrendered and thereby be relieved of any further obligations hereunder.
Condemnation of any leasehold interest in said premises or any part thereof shall not terminate this lease nor excuse Lessee from full performance of its covenants for the payment of money or any other obligations hereunder capable of performance by Lessee, but in such case Lessee may claim and recover from the condemning authority all compensation and damages payable on account of its leasehold interest.

                                       30

38.  SURRENDER

          At the end of said term or other sooner determination of this lease
Lessee will peaceably deliver up to Lessors possession of the land hereby demised and, except as otherwise expressly provided herein, will at its own expense raze and remove from the demised land all improvements then standing thereon, and Lessee shall repair promptly to Lessors' satisfaction all damage caused by such removal; provided, however, that if this lease is terminated by
Lessors for breach of covenant by Lessee or if Lessors so require Lessee in writing within 60 days after the expiration of said term, Lessee will peaceably deliver up to Lessors the demised land, together with all buildings and other improvements upon or belonging to the same, by whomsoever made, in good and safe repair, order and condition except as otherwise expressly provided in paragraph
8 hereof; provided, further, that if not then in default hereunder Lessee may thereupon remove any equipment and trade fixtures installed on said premises during said term but shall repair promptly to Lessors' satisfaction all damage caused by such removal. The foregoing covenant of Lessee shall survive the expiration of this lease.

39.  DEFAULT AND DEFEASANCE

          This demise is upon the express condition that if Lessee shall fail to pay said rent or any part thereof within fifteen (15) days after written notice to Lessee, or shall fail to begin to remedy the violation or breach of any of its other covenants or agreements herein within sixty (60) days after written notice thereof given by Lessors to Lessee and/or fail to complete the same in diligent and workmanlike manner, or

                                       31

shall abandon said premises, or if this lease or any estate or interest of
Lessee hereunder shall be sold under any attachment or execution, Lessors may at once re-enter said premises or any part thereof in the name of the whole and, upon or without such entry, at their option terminate this lease, without further service of notice or legal process and without prejudice to any other remedy or right of action for arrears of rent or for any preceding or other breach of contract. If this lease is recorded in the Hawaii Bureau of
Conveyances or filed in the Office of the Assistant Registrar of the Land Court
of Hawaii, such termination may but need not necessarily be made effective by recording or filing in such place an affidavit thereof by Lessors or a judgment thereof by a court of competent jurisdiction. If Lessee shall fail to observe or perform any of its covenants herein contained, Lessors at any time thereafter may, but shall not be obligated to, observe or perform such covenant for the account and at the expense of Lessee, and all costs and expenses incurred by
Lessors in observing and performing such covenant shall constitute additional rent and shall bear interest as provided in paragraph 6 hereof.

40.  AMENDMENTS; FURTHER DOCUMENTS

          Neither this lease nor any of its terms may be amended, waived or altered in any way except by a formal written agreement executed by both Lessors and Lessee. No agent of either party (other than the President or any Vice
President of Dillingham Corporation and Thermal Power Company acting together and a majority of the trustees of Lessors) shall have the power to execute such written agreement and to waive, alter or amend this lease or any of the terms hereof.

                                       32

          Lessors and Lessee agree to promptly execute and deliver such other documents, certificates, agreements or other written instruments as may be necessary or deemed useful by either party to evidence the agreements contained herein or to carry out the provisions hereof.

          If either party is required or desires to place this lease on the public record and desires to use for such purpose a short form of lease which shall be in form sufficient to convey public notice of this lease but shall not contain any of the details and economics herein contained, the parties shall promptly execute and deliver such short form of lease.

          The party making any such request shall prepare such instrument and shall bear the cost therefor and, if desired, for placing the same on the public record, but each of the parties shall otherwise bear their own costs for processing the same.

41.  DEFINITIONS

          (a) The term "premises" herein shall be deemed or taken to include
(except where such meaning would be clearly repugnant to the context) all structures, facilities and other improvements now or at any time hereafter erected or placed on the land hereby demised.

          (b) The term "Lessors" herein or any pronoun used in place thereof shall mean and include Lessors, their successors in trust and assigns.

                                       33

          (c) The term "Lessee" herein or any pronoun used in place thereof shall mean and include the masculine or feminine, the singular or plural number, and jointly and severally individuals, firms or corporations, and their and each of their respective heirs, successors, personal representatives and permitted assigns, according to the context hereof.

          (d) The term "Resource Lease" as used herein shall mean and refer to that certain Lease and Agreement dated ______________, 19__, ___________________
by and between _________________________________________________________________
as lessor and Dillingham Corporation and Thermal Power Company as Lessee, the
short form of which is recorded in the Bureau of Conveyances of the State of
Hawaii in Liber ____________ page _____________.

          (e) Except as herein otherwise defined, all other terms common to this lease and the Resource Lease shall have the same meaning as such terms are used and defined in the Resource Lease.

          (f) Whenever this lease requires the consent or approval of either
Lessors or Lessee, such consent or approval not be unreasonably or arbitrarily withheld.

42.  PARTIAL SURRENDER OF RESOURCE LEASE

          In consideration of the execution of this lease, Dillingham
Corporation and Thermal Power Company, the lessees named in the Resource Lease, do hereby release, surrender and quitclaim unto Lessors all of their right, title and interest under the Resource Lease, the Short Form of which is recorded in the Bureau of Conveyances of Hawaii in Liber ___________, Page ___________,
in and to the land demised by this lease, and Lessors as Lessor under the
Resource Lease, do hereby accept such release, surrender and quitclaim.

                                       34

          IN WITNESS WHEREOF the parties hereto have executed these presents the day and year first above written.

                                        DILLINGHAM CORPORATION
-------------------------------------

                                        By
-------------------------------------      -------------------------------------
                                              Its

                                        THERMAL POWER COMPANY

                                        By
-------------------------------------      -------------------------------------
                                              Its

                                       35

STATE OF HAWAII               )
                              ) ss.
City and County of Honolulu   )

          On this ______ day of ________________, 19__, before me personally appeared ______________________________, to me personally known, who, being by me duly sworn, did say that he is the ___________________ of DILLINGHAM
CORPORATION, the corporation named in the foregoing instrument, and that the seal affixed to said instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors and said ___________________________________
acknowledged said instrument to be the free act and deed of said corporation.

                                        ----------------------------------------
                                        NOTARY PUBLIC, State of Hawaii.

My commission expires:

STATE OF CALIFORNIA   )
                      ) ss.
                      )

          On this ______ day of _______________, 19__, before me personally appeared _______________________________, to me personally known, who, being by me duly sworn, did say that he is the _________________of THERMAL POWER COMPANY, the corporation named in the foregoing instrument, and that the seal affixed to said instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors and said ______________________________ acknowledged said instrument to be the free act and deed of said corporation.

                                        ----------------------------------------
                                        NOTARY PUBLIC, State of California

My commission expires: